                                                                  EXECUTION COPY

                     364-DAY SENIOR SECURED CREDIT AGREEMENT

                                  by and among

                        AIRCASTLE IRELAND NO. 2 LIMITED,

                           THE BORROWERS PARTY HERETO,
                                  as Borrowers,

                                 CITIBANK, N.A.,
                                   as Lender,

                                 CITIBANK, N.A.,
                                    as Agent,

                                       and

                THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

                          Dated as of October 25, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                              Definitions and Terms

                                   ARTICLE II
                             The TERM LOAN Facility

                                   ARTICLE III
                                    Security

                                   ARTICLE IV
                             Change in Circumstances

                                    ARTICLE V
                           Conditions to Making Loans

5.1.     Conditions of Closing...........................................    34
5.2.     Conditions of Term Loans........................................    36

                                   ARTICLE VI

                                        i

                         Representations and Warranties

                                   ARTICLE VII
                              Affirmative Covenants

7.19.    Maintenance of Aircraft; Other Covenants and Restrictions;
            Non-Discrimination...........................................    47
7.20.    Re-registration of Aircraft.....................................    48

                                       ii

7.21.    Servicer........................................................    48
7.22.    Employee Benefit Plans..........................................    48
7.23.    Accounts........................................................    48
7.24.    Eligible Lease; Lessee Notice...................................    48

                                  ARTICLE VIII
                               Negative Covenants

                                   ARTICLE IX
                       Events of Default and Acceleration

                                    ARTICLE X
                                    The Agent

                                       iii

                                   ARTICLE XI
                                  Miscellaneous

                                       iv

EXHIBITS

EXHIBIT A          Applicable Commitment Percentages
EXHIBIT B          Form of Assignment and Acceptance
EXHIBIT C          Notice of Appointment (or Revocation) of Authorized
                   Representative
EXHIBIT D          Form of Borrowing Notice
EXHIBIT E          Form of Interest Rate Selection Notice
EXHIBIT F          Form of Note
EXHIBIT G-1        Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP,
                   counsel to the Credit Parties (at Closing)
EXHIBIT G-2        Form of Opinion of Ray, Quinney & Nebeker, counsel to the
                   Qualified Trustee
EXHIBIT G-3        Form of Opinion of Conyers Dill & Pearman, Bermuda counsel to the Parent
EXHIBIT G-4        Form of Opinion of A&L Goodbody, Irish counsel to the
                   Beneficial Owner
EXHIBIT G-5        Form of Opinion of FAA Counsel
EXHIBIT G-6        Form of Opinion of counsel to the lessee under an Eligible
                   Lease
EXHIBIT G-7        Form of Opinion of internal counsel to the lessee under an
                   Eligible Lease
EXHIBIT G-8        Form of Opinion of counsel to the Borrowers (at Borrowing)
EXHIBIT H          Compliance Certificate
EXHIBIT I          Form of Facility Guaranty
EXHIBIT J          Form of Security Agreement
EXHIBIT K          List of Eligible Aircraft
EXHIBIT L          Required Insurance on Each Aircraft
EXHIBIT M          Form of Lessee Notice
EXHIBIT N          Form of Parent Support Agreement
EXHIBIT O          Form of Lockbox Agreement
EXHIBIT P          Form of Servicing Agreement
EXHIBIT Q          Form of Lease
EXHIBIT R-1        Form of Pledge and Security Agreement
EXHIBIT R-2        Form of Irish Pledge

SCHEDULES

Schedule 3.3       Information Regarding Collateral
Schedule 6.8       Tax Matters
Schedule 6.10      Litigation
Schedule 6.18      Environmental Laws
Schedule 7.19(a)   Maintenance, Return, Alteration, Replacement, Pooling and
                   Lease

                                        v

                     364-DAY SENIOR SECURED CREDIT AGREEMENT

          THIS 364-DAY SENIOR SECURED CREDIT AGREEMENT, dated as of October 25,
2005 (as may be amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), is made by and among:

          (a) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Trustee (as
     defined herein) under the Trust Agreement (MSN 333), dated as of October
     19, 2005 ("BORROWER 333"), with the Beneficial Owner (as defined below), as trustor;

          (b) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Trustee
     under the Trust Agreement (MSN 337), dated as of October 19, 2005
     ("BORROWER 337"), with the Beneficial Owner as trustor;

          (c) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Trustee
     under the Trust Agreement (MSN 342), dated as of October 19, 2005
     ("BORROWER 342" and, together with Borrower 333 and Borrower 337, the
     "BORROWERS"), with the Beneficial Owner, as trustor;

          (d) AIRCASTLE IRELAND NO. 2 LIMITED, an Irish private limited liability company, as trustor and sole beneficiary of each of the Trusts
     (as defined herein) (in such capacity, the "BENEFICIAL OWNER");

          (e) CITIBANK, N.A., a national banking association, in its capacity as a Lender ("CITIBANK"), and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.1 (such financial institutions hereinafter being referred to individually as a "LENDER" or collectively as the "LENDERS"); and

          (f) CITIBANK, N.A., in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 10.7, the "AGENT").

                                   WITNESSETH:

          WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers a term loan facility of up to $110,248,500, the proceeds of which are to be used solely to provide financing for a portion of the Purchase
Price to be paid by the Borrowers for the purchase of Eligible Aircraft;

          WHEREAS, the Lenders are willing to make such term loan facility available to the Borrowers upon the terms and conditions set forth herein;

          NOW, THEREFORE, the Borrowers, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

          1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "ACCOUNT" has the meaning given in the Lockbox Agreement.

          "ACQUISITION" means the acquisition of any beneficial interest, equity interest or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such interest at the time it becomes exercisable by the holder thereof), whether by purchase of such interest or upon exercise of an option or warrant for, or conversion of securities into, such interest.

          "AFFILIATE" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any Guarantor or any Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of any Guarantor or any
     Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of which is beneficially owned or held by any Guarantor or any Borrower; provided, however, at the time any
     Guarantor registers any security issued by it pursuant to the Securities
     Act of 1933, as amended, the figure "10%" used in this definition shall automatically change to "5%" without further action. The term "control"
     means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

          "AGREEMENT" has the meaning given to such term in the first recital to this Agreement.

          "AIRCLAIMS" means Airclaims Inc.

          "AIRCRAFT" means any Stage III fixed wing airframe together with the jet Engines therefor whether or not affixed thereto.

          "APPLICABLE AIRCRAFT ADVANCE RATE" with respect to any Eligible
     Aircraft means 67% of the Applicable Aircraft Borrowing Base.

          "APPLICABLE AIRCRAFT BORROWING BASE" with respect to any Eligible
     Aircraft means the product of (a) the lesser of (i) the Purchase Price of such Eligible Aircraft, and (ii) the current market value of such Eligible
     Aircraft based upon an appraisal by Airclaims dated not more than 25 days prior to the date of funding of the Loan to be

                                        2

     made hereunder with respect to such Eligible Aircraft, and (b) the
     Applicable Aircraft Advance Rate.

          "APPLICABLE BORROWER" means, with respect to any Financed Aircraft, the Borrower that has requested or received a Loan to enable such Borrower to purchase such Financed Aircraft.

          "APPLICABLE CARRIER" means, with respect to any Financed Aircraft, the
     Eligible Carrier that has leased such Financed Aircraft from the Applicable
     Borrower, or from the Applicable Intermediary in accordance with Section
     2.12.

          "APPLICABLE COMMITMENT PERCENTAGE" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Term
     Loan Commitment and the denominator of which shall be the Total Term Loan
     Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable
     Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with
     Section 11.1.

          "APPLICABLE FOREIGN AVIATION LAW" means, with respect to any Aircraft, any applicable law (other than the FAA Act) of any country or subdivision thereof, governing the registration, ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority or Liens on all or any part of such
     Aircraft.

          "APPLICABLE FOREIGN JURISDICTION" means, with respect to any Aircraft, any jurisdiction that administers an Applicable Foreign Aviation Law.

          "APPLICABLE INTERMEDIARY" means, with respect to any Financed
     Aircraft, the Eligible Intermediary that has leased such Aircraft from the
     Applicable Borrower, and has leased such Aircraft to the Applicable
     Carrier, in each case in accordance with Section 2.12.

          "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Loan, the "Lending Office" for such Lender designated for such Type of
     Loan on the signature pages hereof or such other office of such Lender as such Lender may from time to time specify to the Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained; provided that, if such Lender is not a "resident" (as that term is used in the Treaty) of the U.S., a
     "qualified person" (as that term is used in the Treaty) or a "bank" (as that term is used in Article 23 of the Treaty) that is a resident of
     Ireland, the "Applicable Lending Office" must be located in the U.S. or
     Ireland.

          "APPLICABLE MARGIN" means:

               (a) with respect to the Eurodollar Rate, 1.50%; and

               (b) with respect to the Base Rate, 0.50%.

                                        3

          "APPRAISED VALUE" means, with respect to any Aircraft as of any date, an appraisal of the current market value of such Aircraft by Airclaims dated not more than 10 days prior to such date.

          "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance substantially in the form of Exhibit B (with blanks appropriately filled
     in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 11.1.

          "AUTHORIZED REPRESENTATIVE" means any of the President, Chief
     Executive Officer, Chief Operating Officer, Chief Financial Officer or Vice
     President of the Parent, or the Beneficial Owner, in each case as authorized representative for each of the Borrowers, or any other Person expressly designated by the Board of Directors of each of the Borrowers (or the appropriate committee thereof) as an Authorized Representative of each of the Borrowers as set forth from time to time in a certificate in the form of Exhibit C.

          "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New
          York, New York, from time to time, as Citibank's base rate; and

               (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "BASE RATE LOAN" means a Loan for which the rate of interest is determined by reference to the Base Rate.

          "BENEFICIAL OWNER" has the meaning given to such term in the preamble to this Agreement.

          "BOARD" means the Board of Governors of the Federal Reserve System (or
     any successor body).

          "BORROWER" has the meaning given to such term in the preamble to this
     Agreement.

          "BORROWING NOTICE" means the notice delivered by an Authorized
     Representative in connection with a Loan under the Term Loan Facility, in the form of Exhibit D.

          "BUSINESS DAY" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the State of New
     York are authorized or obligated by law, executive order or governmental decree to be closed, and (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England and New York, New York.

                                        4

          "CAPITAL EXPENDITURES" means (i) all expenditures (whether paid in cash or accrued as liabilities) by any Credit Party or any Subsidiary that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of such Person, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 7.1(a) or (b), and
     (ii) any Capital Lease entered into by any Credit Party or any Subsidiary, in each case in accordance with GAAP.

          "CAPITAL LEASES" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and
     any successor thereof.

          "CHANGE OF CONTROL" means, at any time, that 100% of the beneficial ownership of any Credit Party is not owned, directly or indirectly, by the
     Parent.

          "CLOSING DATE" means the date as of which this Agreement is executed by the Borrowers, the Beneficial Owner, the Lenders and the Agent and on
     which the conditions set forth in Section 5.1 have been satisfied.

          "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          "COLLATERAL" means, collectively, all property of any Credit Party or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security
     Instrument including, without limitation the Leases, the Pledged Interests and the other collateral described in the Security Agreement, Pledge
     Agreement, Lockbox Agreement and other Security Instruments. For the avoidance of doubt, none of the Security Instruments shall provide for the grant of a perfected security interest on the Financed Aircraft.

          "CONTINGENT OBLIGATION" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes)
     of such Person in accordance with GAAP, including Statement No. 5 of the
     Financial Accounting Standards Board, all Rate Hedging Obligations and any
     obligation of such Person guaranteeing or in effect guaranteeing any
     Indebtedness, dividend or other obligation of any other Person (the
     "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

               (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

               (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                                        5

               (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

               (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

               (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

          "CONTINUE", "CONTINUATION", and "CONTINUED" refers to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a
     Eurodollar Rate Loan of the same Type from one Interest Period to the next
     Interest Period.

          "CONVENTION" means the Convention on the International Recognition of
     Rights in Aircraft signed initially at Geneva in 1948, as the same may be amended, modified or supplemented from time to time.

          "CONVERT", "CONVERSION", and "CONVERTED" refers to a conversion pursuant to Section 2.8 or Article IV of one Type of Loan into another Type of Loan.

          "CREDIT PARTY" means, collectively, each Borrower, each Guarantor and each other Person (if any) providing Collateral pursuant to any Security
     Instrument; provided that, notwithstanding anything to the contrary in any
     Loan Document, Holdings shall not be a "Credit Party".

          "DEFAULT" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of
     Default hereunder, provided that if, pursuant to Section 9.6, such event or condition is not deemed to be a breach of the Credit Parties' obligations under this Agreement and the other Loan Documents, such event or condition shall not be deemed to be a "Default" except for the purposes of Section
     7.11, the first two sentences of Section 10.3, the Compliance Certificate in the form of Exhibit H.

          "DEFAULT RATE" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan plus the
     Applicable Margin, and thereafter a rate of interest per annum which shall be two percent (2%) above the Base Rate plus the Applicable Margin, (ii)
     with respect to Base Rate Loans and any other amounts owing under the Loan
     Documents, at a rate of interest per annum which shall be two percent (2%)
     above the Base Rate plus the Applicable Margin and (iii) in any case, the maximum rate permitted by applicable law, if lower.

          "DEPOSITARY BANK" means a bank, trust company or other Person, satisfactory to the Agent, that executes the Lockbox Agreement in the capacity of "Depositary Bank" thereunder.

                                        6

          "DOLLARS" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of
     America.

          "ELIGIBLE AIRCRAFT" means the Aircraft described on Exhibit K attached hereto.

          "ELIGIBLE ASSIGNEE" means (i) Citibank, N.A., (ii) an affiliate of
     Citibank, N.A. that is "resident" (as that term is used in the Treaty) of the U.S. or a "qualified person" (as that terms is used in the Treaty) and
     (iii) any other Person approved by the Agent that is either (A) a resident of the U.S., (B) a qualified person under the Treaty or (C) a "bank" (as that term is used in Article 23 of the Treaty) that is a resident of
     Ireland or, if not such a resident, in whose hands the income from the
     Loans is attributable to a permanent establishment of such Person in the
     U.S. or Ireland; provided, however, that neither any Borrower nor an affiliate of any Borrower shall qualify as an Eligible Assignee.

          "ELIGIBLE CARRIER" means any air carrier duly licensed to carry passengers or cargo under applicable law, foreign or domestic; provided that on the date of funding of any Loans hereunder with respect to any
     Eligible Aircraft, the only Eligible Carrier shall be US Airways, Inc., a
     Delaware Corporation.

          "ELIGIBLE INTERMEDIARY" means, with respect to any Financed Aircraft, a Person that is a direct or indirect, wholly-owned special purpose, bankruptcy-remote subsidiary of the Beneficial Owner or the Applicable
     Borrower.

          "ELIGIBLE LEASE" or "ELIGIBLE LEASES" means a fully-executed Lease by a Borrower or Eligible Intermediary (as lessor) to an Eligible Carrier (as lessee) of an Eligible Aircraft, which Lease satisfies each of the following requirements (it being agreed that the form of Lease attached hereto as Exhibit Q satisfies the requirements of clauses (a) through (f)
     below, and provided that on the date of funding of any Loans hereunder with respect to any Eligible Aircraft, only a Lease in the form of (and having economic and other terms as set forth in) Exhibit Q entered into with US
     Airways, Inc., a Delaware Corporation, as lessee, shall be an Eligible
     Lease):

               (a) such Lease is a "triple net lease" (subject to any
          arrangement whereby the Borrower or Eligible Intermediary, as lessor, and the Eligible Carrier agree to share certain expenses relating to aircraft or engine maintenance, directives, service bulletins or similar items) and requires the lessee to maintain the insurance described in Exhibit L attached hereto with respect to such Aircraft, and to bear all risk of loss, damage or liability with respect to such
          Aircraft;

               (b) if the Eligible Carrier is domiciled in the United States, the lessor is entitled to the benefits of Section 1110 of the U.S.
          bankruptcy code with respect to the lessor's rights against such lessee, including without limitation the rights to require performance of such lessee's obligations under the Lease or return such Aircraft during such lessee's bankruptcy or insolvency;

               (c) such Lease requires the lessee to comply with covenants and restrictions regarding the maintenance, return, alteration, replacement, pooling

                                        7

          and sublease of such Aircraft, which covenants and restrictions satisfy the requirements of Section 7.19(a) and Schedule 7.19(a)
          hereto;

               (d) if such Lease contains a purchase option, the expected exercise price is equal to or greater than the expected outstanding principal and accrued interest on all Loans relating to such Aircraft as of the date of exercise of such option;

               (e) such Lease prohibits the lessee from flying or locating such
          Aircraft in any country in violation of the applicable laws of any jurisdiction;

               (f) such Lease provides rent payments in US dollars and contains customary covenants and restrictions relating to re-registration of such Aircraft; which covenants and restrictions satisfy the requirements of the Security Agreement;

               (g) at the time of any Loan hereunder relating to such Aircraft or, if later, at the time of the entering into such Lease, no prepayment shall have been made under such Lease, and no Lease payment obligation shall have been accelerated; provided that it is understood that a scheduled rental payment to be paid in advance for a rental period in accordance with the Lease terms is not deemed to be a prepayment;

               (h) at the time of any Loan relating to such Aircraft or, if later, at the time of the delivery of such Aircraft under such Lease, the applicable lessor shall have delivered a Lessee Notice to the applicable lessee; and

               (i) either (i) such Lease is a "true lease" lease (and not a lease intended as security) under applicable commercial law and other applicable law relating to creditors' rights and bankruptcy; or (ii)
          such Lease grants to such Borrower, and such Borrower has at all times under the FAA Act (in the case of Aircraft registered in the United
          States), a perfected first priority mortgage Lien on such Aircraft
          (subject only to Permitted Liens), which Lien has been assigned to the
          Agent;

     provided, however, that in the circumstances described in Section 2.12,
     "Eligible Lease" means, individually and collectively, (X) a fully-executed
     Lease by a Borrower (as lessor) to the Applicable Intermediary (as lessee)
     of an Eligible Aircraft, which Lease satisfies each of the requirements for an "Eligible Lease" set forth in clauses (a) through (i) above except that the lessee is not an Eligible Carrier, and (Y) a fully-executed sublease by such Applicable Intermediary (as sublessor) to an Eligible Carrier (as sublessee) of such Financed Aircraft, which Eligible Carrier is not a U.S.
     Carrier, and which Lease is identical in all material respects (other than the Persons that are lessor and lessee) to the Lease described in clause
     (X) above, and which Lease satisfies all the requirements for an "Eligible
     Lease" set forth in clauses (a) through (i) above, except that the lessor is not a Borrower.

                                        8

          "EMPLOYEE BENEFIT PLAN" means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which any Guarantor or any Borrower or any of their respective ERISA Affiliates is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "ENGINE" means any aircraft jet engine.

          "ENVIRONMENTAL LAWS" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including, without limitation, the
     Comprehensive Environmental Response, Compensation and Liability Act of
     1980, as amended; the Superfund Amendments and Reauthorization Act of 1986,
     as amended; the Resource Conservation and Recovery Act, as amended; the
     Toxic Substances Control Act, as amended; the Clean Air Act, as amended;
     and the Clean Water Act, as amended; in each case together with all regulations promulgated thereunder, and any other "Superfund" or
     "Superlien" law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
     amended from time to time and any regulations issued thereunder.

          "ERISA AFFILIATE" means an entity, whether or not incorporated, that is under common control with any Guarantor or any Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes any
     Guarantor or any Borrower and that is treated as a single employer within the meaning of Section 414 of the Code.

          "EURODOLLAR RATE" means, for any Interest Period for any Eurodollar
     Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Interbank Offered Rate for such Interest Period by (b)
     a percentage equal to 100% minus the Reserve Requirement for such Interest
     Period.

          "EURODOLLAR RATE LOAN" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

          "EVENT OF DEFAULT" means any of the occurrences set forth as such in
     Section 9.1.

          "EVENT OF LOSS" has the meaning assigned to such term in the Eligible
     Leases.

          "FAA" means the United States Federal Aviation Administration.

          "FAA ACT" means 49 U.S.C. Subtitle VII, Sections 40101 et seq., as amended from time to time, any regulations promulgated thereunder and any successor provision.

          "FAA COUNSEL" means DeBee & Gilchrist, Daugherty, Fowler and Peregrin
     & Haught, Crowe & Dunlevy, or any other law firm having nationally recognized expertise in FAA matters acceptable to the Agent.

                                        9

          "FAA RECORDING OFFICE" means the office of the FAA in Oklahoma City,
     Oklahoma, maintained as the office for the recordation of Liens on Aircraft and pursuant to the FAA Act, and any successor or additional office performing the same or a comparable function.

          "FACILITY GUARANTY" means a Guaranty Agreement from each of the
     Guarantors for the benefit of the Agent and the Lenders (substantially in the form of Exhibit I attached hereto), as the same may be amended, modified or supplemented from time to time.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business
     Day next succeeding such day; provided that (a) if such day is not a
     Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity)
     on such day on such transactions as determined by the Agent.

          "FEE LETTER" means the Fee Letter dated October 25, 2005, between the
     Beneficial Owner and Citigroup Global Markets Inc.

          "FINANCED AIRCRAFT" with respect to any Loan means the Eligible
     Aircraft, the acquisition of which was or is to be financed in whole or in part by such Loan.

          "FISCAL YEAR" means the twelve-month fiscal period of the Parent, the
     Borrowers and their Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

          "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT" has the meaning given in
     Section 6.16(e).

          "FOREIGN PLAN" has the meaning given in Section 6.16(e).

          "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the
     American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

          "GOVERNMENTAL AUTHORITY" means any Federal, state, municipal, national or other government (whether foreign or domestic and including the European
     Union) or governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any

                                       10

     court, in each case whether associated with a state or local government of the United States, the United States, or a foreign entity or foreign government.

          "GUARANTIES" means the Facility Guaranties and all other obligations of any Borrower or any other Person directly guaranteeing any Indebtedness or other obligation of any other Person.

          "GUARANTORS" means the Beneficial Owner, any Applicable Intermediary and, in the case of each Borrower, the other Borrowers.

          "HAZARDOUS MATERIAL" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials, mold and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which could result in injury to human health or the environment, or is subject to any Environmental Law.

          "HOLDINGS" means Aircastle Ireland Holding Limited, a limited liability company organized under the laws of Ireland.

          "INDEBTEDNESS" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves or deferred compensation obligations.

          "INDEBTEDNESS FOR MONEY BORROWED" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, as reflected on the balance sheet of such Person in accordance with GAAP, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

          "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of
     ERISA.

          "INTERBANK OFFERED RATE" means, with respect to any Eurodollar Rate
     Loan for the Interest Period applicable thereto, the rate per annum
     (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on
     Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at

                                       11

     approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period
     (or, if no such comparable term is quoted, an interpolated rate as reasonably determined by the Agent or, in the case of an Interest Period of approximately one month, the rate for a term of approximately one month as determined by the Agent). If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar
     Rate Loan for the Interest Period applicable thereto, the rate per annum
     (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on
     Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

          "INTEREST PERIOD" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or on the last day of the preceding Interest Period, as the case may be, and ending on the next day thereafter that is the 10th day of a calendar month;
     provided, however, that:

               (a) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

               (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
          Period) shall end on the last Business Day of a calendar month;

               (c) no Interest Period shall extend past the Stated Termination
          Date; and

               (d) except for the first Interest Period for any Loan or any
          Interest Period ending on the Stated Termination Date, no Interest
          Period shall be less than one month (without giving effect to any extension pursuant to clause (a) of this definition).

          "INTEREST RATE SELECTION NOTICE" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion
     of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit
     E.

          "IRISH PLEDGE" means that certain Equitable Charge dated as of the date hereof, substantially in the form of Exhibit R-2 hereto, between
     Holdings and the Agent (for the benefit of the Agent and the Lenders).

          "LEASES" has the meaning given in the Security Agreement.

                                       12

          "LEASE EVENT OF DEFAULT" means any event characterized as an "event of default" (or the equivalent) under any Lease of any Aircraft (or that would be so characterized assuming the sending of any required notice by the lessor in a timely manner).

          "LENDER" has the meaning given to such term in the preamble to this
     Agreement.

          "LESSEE NOTICE" means a certificate in form and substance reasonably acceptable to the Agent, duly completed and executed by an Applicable
     Borrower with respect to an Aircraft; and the Agent agrees that the form of
     Lessee Notice attached hereto as Exhibit M is acceptable.

          "LIEN" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, any Credit Party and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other
     Person for security purposes.

          "LOAN" or "LOANS" means any of the Term Loans.

          "LOAN AMOUNT" means, with respect to any Eligible Aircraft, the
     Applicable Aircraft Advance Rate of such Aircraft.

          "LOAN DOCUMENTS" means this Agreement, the Notes (if any), the
     Security Instruments, the Facility Guaranties, the Parent Support Agreement
     and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the
     Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

          "LOAN TO VALUE RATIO" means, as of any time of determination, the percentage obtained by dividing (i) the aggregate unpaid principal amount of all Loans outstanding hereunder, by (ii) the sum of the Appraised Values of all Financed Aircraft owned by the Borrowers.

          "LOCKBOX AGREEMENT" means a lockbox agreement between each Borrower, the Depositary Bank and the Agent substantially the form of Exhibit O hereto, as supplemented from time to time in accordance with the terms thereof.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the ability of the Credit Parties, taken as a whole, to pay or perform their respective obligations, liabilities and indebtedness under the Loan
     Documents as such payment or performance becomes due in accordance with the terms thereof, or (ii) the rights, powers and remedies of the Agent or any
     Lender under any Loan Document or the validity, legality or enforceability thereof.

                                       13

          "MULTIEMPLOYER PLAN" means an Employee Benefit Plan that is a
     "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any
     Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

          "NOTES" means, collectively, the promissory notes (if any) of the
     Borrowers evidencing Term Loans executed and delivered to the Lenders as provided in Section 2.5 substantially in the form of Exhibit F, with appropriate insertions as to amounts, dates and names of Lenders.

          "OBLIGATIONS" means the unpaid principal of and interest on
     (including, without limitation, interest accruing after the maturity of the
     Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Credit Party to the Agent (acting in any capacity) or to any Lender (or, in the case of Rate Hedging
     Obligations, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this
     Agreement, any other Loan Document, any Rate Hedging Obligation entered into with any Lender or an affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agent (acting in any capacity)
     or to any Lender that are required to be paid by any Credit Party pursuant thereto) or otherwise.

          "OPERATING CIRCULAR" means an operating circular issued by the Federal
     Reserve Bank.

          "ORGANIZATIONAL ACTION" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action
     (including any required shareholder, trustee, member or partner action), or other similar official action, as applicable, taken by such entity.

          "ORGANIZATIONAL DOCUMENTS" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, (i) the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership, trust agreement or other applicable organizational or charter documents relating to the creation of such entity which will, in each case, contain provisions reasonably satisfactory to the Lenders to ensure such entity's bankruptcy remoteness, including provisions relating to the appointment of a special member or independent director, the consent of which will be required to approve any decisions related to bankruptcy matters and (ii) the bylaws, operating agreement, partnership agreement,

                                       14

     limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

          "ORIGINAL LEASE" has the meaning given in the Security Agreement.

          "PARENT" means Aircastle Investment Limited, an exempted company organized and existing under the laws of Bermuda.

          "PARENT SUPPORT AGREEMENT" means the Support Agreement executed by the
     Parent substantially in the form of Exhibit N.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

          "PERMITTED LIEN" means any Lien permitted by Section 8.3.

          "PERSON" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

          "PLEDGE AGREEMENT" means that certain Pledge and Security Agreement dated as of the date hereof, substantially in the form of Exhibit R-1 hereto, between the Beneficial Owner and the Agent (for the benefit of the
     Agent and the Lenders).

          "PLEDGED INTERESTS" means (i) the "Pledged Interests" as defined in the Pledge Agreement and (ii) the "Charged Shares" as defined in the Irish
     Pledge.

          "PRINCIPAL OFFICE" means the office of the Agent located at 388
     Greenwich Street, 23rd Fl., New York, NY 10023 or such other office and address as the Agent may from time to time designate. Payments shall be made to the account specified in the Lockbox Agreement or to such other account as the Agent may from time to time specify in writing.

          "PURCHASE PRICE" with respect to any Aircraft means the actual purchase price paid for such Aircraft by the Applicable Borrower, together with all costs and expenses (including, without limitation, appraisal and inspection costs, upfront financing fees and attorneys fees of each of the
     Borrower and the Agent) incurred or which is reasonably estimated by the
     Borrower to be incurred in respect of such Aircraft. For purposes of computing the Applicable Aircraft Borrowing Base, the Purchase Price for
     each Eligible Aircraft shall not exceed the respective amount set forth on
     Exhibit K.

          "QUALIFIED TRUSTEE" means (i) Wells Fargo Bank Northwest, National
     Association or another bank or trust company having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) or (ii) any other Person acceptable to the Agent.

          "RATE HEDGING OBLIGATIONS" means any and all obligations of any Credit
     Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and

                                       15

     substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

          "REGULATION A" means a Regulation A circular issued by such Federal
     Reserve Bank.

          "REGULATION D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

          "REGULATORY CHANGE" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation
     D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations
     (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

          "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section
     4241 of ERISA.

          "REPORTABLE EVENT" means any of the events set forth in Section
     4043(b) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC.

          "REQUIRED LENDERS" means, as of any date, Lenders on such date having
     Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "CREDIT EXPOSURE" of each Lender shall be equal at all times to (a) prior to the funding of the first Term
     Loan hereunder, the amount of its Term Loan Commitment; and (b) following the funding of the first Term Loan hereunder, the aggregate principal amount of such Lender's Term Loan Outstandings.

          "REQUIREMENT OF LAW" means as to any Person, the Certificate of
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other

                                       16

     Governmental Authority, in each case applicable to or binding upon such
     Person or any of its property or to which such Person or any of its property is subject.

          "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the
     Federal Reserve System (or any successor) by member banks of the Federal
     Reserve System against "Eurocurrency liabilities" (as such term is used in
     Regulation D). Without limiting the effect of the foregoing, the Reserve
     Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve
     Requirement.

          "S&P" means Standard & Poor's Ratings Group, a division of The
     McGraw-Hill Companies, Inc., and any successor thereto.

          "SECURITY AGREEMENT" means, collectively (or individually as the context may indicate), any Security Agreement (substantially in the form of
     Exhibit J attached hereto) delivered to the Agent hereunder, as hereafter modified, amended or supplemented from time to time.

          "SECURITY INSTRUMENTS" means, collectively, the Pledge Agreement, the
     Irish Pledge, the Security Agreement, the Lockbox Agreement and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower, the Beneficial Owner or any other Person shall grant or convey to the Agent or the Lenders a
     Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

          "SERVICING AGREEMENT" means the Servicing Agreement of even date herewith between the Servicer and the Agent, in substantially the form of
     Exhibit P attached.

          "SERVICER" means Aircastle Advisor (Ireland) Limited, a wholly-owned
     Subsidiary of the Parent.

          "SINGLE EMPLOYER PLAN" means any Employee Benefit Plan covered by
     Title IV of ERISA which is not a Multiemployer Plan.

          "SOLVENT" means, when used with respect to any Person, that at the time of determination:

               (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations;

                                       17

               (ii) it is then able and expects to be able to pay its debts as they mature;

               (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted; and

               (iv) with respect to any Person incorporated in Ireland, such
          Person is not "unable to pay its debts" as that phrase is defined under Irish law in Section 214 of the Companies Act 1963 and Section
          2(3) of the Companies (Amendment) Act 1990.

          "STATED TERMINATION DATE" means October 24, 2006.

          "SUBSIDIARY" means any corporation or other entity in which more than
     50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by one or more Guarantors,
     Borrowers and/or one or more of any Guarantor's Subsidiaries or any
     Borrower's Subsidiaries. With respect to any specified Guarantor or
     Borrower, the "Subsidiaries" of such Guarantor or Borrower shall mean (y)
     any Subsidiary owned directly or indirectly by such Guarantor or Borrower or by any of its Subsidiaries, or (z) any trust with respect to which such
     Guarantor or such Borrower or any of its Subsidiaries has a beneficial interest.

          "SWAP AGREEMENT" means one or more agreements between any Credit Party and any Lender (or an Affiliate of any Lender) on terms mutually acceptable to such Credit Party and such Lender (or such Affiliate), which agreements create Rate Hedging Obligations.

          "TAXES" means all present of future taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          "TERM LOAN COMMITMENT" means, with respect to each Lender, the obligation of such Lender to make Term Loans to the Borrowers up to an aggregate principal amount equal to such Lender's Applicable Commitment
     Percentage of the Total Term Loan Commitment.

          "TERM LOAN FACILITY" means the facility described in Article II hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Term Loan Commitment.

          "TERM LOAN OUTSTANDINGS" means, as of any date of determination, the aggregate principal amount of all Term Loans then outstanding.

          "TERM LOAN TERMINATION DATE" means the earliest of (i) the Stated
     Termination Date, (ii) the date of termination of Lenders' obligations pursuant to Section 9.1 upon the occurrence of an Event of Default, or
     (iii) such date after October 31, 2005 as the Borrowers may voluntarily and permanently terminate the Term Loan Facility by

                                       18

     payment in full of all Term Loan Outstandings, together with all accrued and unpaid interest thereon and all other amounts owing to the Agent and the Lenders under the Loan Documents.

          "TERM LOAN" or "TERM LOANS" means any borrowing pursuant to a Loan under the Term Loan Facility in accordance with Article II.

          "TERMINATION EVENT" means: (i) a "Reportable Event"; or (ii) the termination of a Single Employer Plan or the filing of a notice of intent to terminate a Single Employer Plan; or (iii) the institution of proceedings to terminate a Single Employer Plan by the PBGC; or (iv) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan; or (v) the conditions for the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA in favor of the
     PBGC or a Employee Benefit Plan have been met; or (vi) any event or condition which results in the Reorganization or Insolvency of a
     Multiemployer Plan; or (vii) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such
     Multiemployer Plan; or (viii) the cessation of operations at a facility of any Borrower, Guarantor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; or (ix) the withdrawal by any
     Borrower, Guarantor or any ERISA Affiliate from a multiple employer plan during a plan year for which it was a substantial employer, as defined in
     Section 4001(a)(2) of ERISA; or (x) the adoption of an amendment to an
     Employee Benefit Plan requiring the provision of security to such Employee
     Benefit Plan pursuant to Section 307 of ERISA.

          "TOTAL TERM LOAN COMMITMENT" means a principal amount equal to
     $110,248,500.

          "TREATY" means the "Convention Between the Government of the United
     States of America and the Government of Ireland for the Avoidance of Double
     Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on
     Income and Capital Gains" as amended and in effect on the date hereof.

          "TRUST AGREEMENT" means each of the trust agreements between the
     Beneficial Owner and a Qualified Trustee.

          "TRUST ESTATE" means all estate, right, title and interest of each
     Trustee in and to each Aircraft, each lease and all related documents and all other property of the Trustee, including, without limitation, all amounts of rent, insurance proceeds (other than liability insurance proceeds payable to or for the benefit of any Borrower, any Beneficial
     Owner, any Lender or the Agent) and requisition, indemnity or other payments or any kind for or with respect to each Aircraft.

          "TYPE" means any type of Loan (i.e., a Base Rate Loan or a Eurodollar
     Rate Loan).

                                       19

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in a jurisdiction, for purposes of the Loan
     Documents, relating to perfection, effect of perfection or non-perfection or priority of any security interest in any Collateral.

          "U.S." means the United States of America.

          "U.S. PERSON" means a "United States person" as defined in Section
     7701(a)(30) of the Code.

          1.2. Rules of Interpretation.

          (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a consistent basis.

          (b) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

          (c) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

          (d) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

          (e) When used herein or in any other Loan Document, words such as
     "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (f) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (g) All dates and times of day specified herein shall refer to such dates and times in New York, New York.

          (h) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request)
     revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against

                                       20

     the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

               (i) Any reference to an officer of any Borrower or any other
          Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

               (j) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

          1.3. Currency Equivalents Generally. Any amount specified in this
Agreement (other than in Articles II, X and XI) or any of the other Loan
Documents to be in United States Dollars shall also include the equivalent of such amount in any currency other than United States Dollars, such equivalent amount to be determined at the rate of exchange quoted by Citibank in New York,
New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in United States
Dollars with such other currency.

                                   ARTICLE II

                             THE TERM LOAN FACILITY

          2.1. Term Loans.

          (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a single Loan to each Borrower, during the period from the Closing Date until October 31, 2005, on a pro rata basis as to the total borrowing requested by the Applicable Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Term Loan Commitment of such Lender; provided, however, that (A) the proceeds of such Loan shall be used by such Borrower to finance the Purchase Price of an Eligible Aircraft, and (B) the amount of such Loan shall not exceed the applicable Loan Amount of such Aircraft; and
     provided, further, that the Lenders will not be required and shall have no obligation to make any such Loan (i) so long as a Default or an Event of
     Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Loans as a result of an Event of Default; and
     provided, further, that immediately after giving effect to each such Loan, the amount of Term Loan Outstandings shall not exceed the Total Term Loan
     Commitment. Anything contained herein to the contrary notwithstanding, (1)
     no Term Loan that is a Eurodollar Rate Loan shall be made which has an
     Interest Period that extends beyond the Stated Termination Date and (2)
     each Term Loan that is a Eurodollar Rate Loan may be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 4.5.

                                       21

          (b) Amounts. Each Term Loan hereunder and each Conversion under
     Section 2.8, shall be in an amount of at least $5,000,000.

          (c) Procedures. An Authorized Representative shall give the Agent (i)
     at least three (3) Business Days' irrevocable written notice of an Interest
     Rate Selection Notice with appropriate insertions, effective upon receipt, of each Term Loan that is to be Converted into a Eurodollar Rate Loan prior to 10:30 A.M. (New York City time), (ii) in respect of a Base Rate Loan, at least one (1) Business Day's irrevocable written notice of a Borrowing
     Notice with appropriate insertions, effective upon receipt, of each Base
     Rate Loan prior to 10:30 A.M. (New York City time), (iii) in respect of a
     Eurodollar Rate Loan, at least three (3) Business Days' irrevocable written notice of a Borrowing Notice with appropriate insertions, effective upon receipt, of each Eurodollar Rate Loan prior to 10:30 A.M. (New York City time), and (iv) at least one (1) Business Day's irrevocable written notice of an Interest Rate Selection Notice with appropriate insertions, effective upon receipt, of each Term Loan that is to be Converted into a Base Rate
     Loan prior to 10:30 A.M. (New York City time). Each such notice shall (A)
     specify the name of the respective Borrower, the amount of the borrowing, the date of borrowing or Conversion (as applicable), type of Term Loan
     (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar
     Rate Loan, the Interest Period to be used in the computation of interest and (B) identify the Financed Aircraft the acquisition of which is to be financed with the proceeds of the borrowing. Notice of receipt of such
     Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of a Loan requested thereunder, shall be provided by the Agent to each Lender by facsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M. (New York City time)) not later than
     1:00 P.M. (New York City time) on the same day as the Agent's receipt of such notice.

               (i) Promptly (and, to the extent feasible, not later than 2:00
          P.M. (New York City time)) on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the
          Loan or Loans to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage, of the Term Loan or
          Term Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Applicable Borrower by delivery of the proceeds thereof to the seller of the Financed
          Aircraft as directed in the applicable Borrowing Notice by an
          Authorized Representative and reasonably acceptable to the Agent.

               (ii) The Borrowers shall have the option to Convert the Term
          Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base
          Rate Loans may be outstanding at the same time. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period by

                                       22

          the time prescribed by Section 2.8, the applicable Borrower shall be deemed to have elected for any Eurodollar Loan an Interest Period of one month.

          2.2. Payment of Interest.

          (a) Each Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender to such Borrower for the period commencing on the date of such Loan until such Loan shall be paid in full at the then applicable
     Base Rate plus the Applicable Margin for Base Rate Loans or applicable
     Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Loans;
     provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest during such period at the Default Rate.

          (b) Interest on (i) each Base Rate Loan shall be computed on the basis of a year of 365/366 days and (ii) each Eurodollar Rate Loan shall be computed on the basis of a year of 360 days, calculated in each case for the actual number of days elapsed. Accrued interest on each Loan shall be paid (A) in the case of Base Rate Loans, on the 10th day of each calendar month (or, if such day is not a Business Day, on the next succeeding
     Business Day provided such succeeding Business Day falls within the same calendar month, otherwise, on the next preceding Business Day), and in the case of Eurodollar Rate Loans, on the last day of each Interest Period, (B)
     upon payment or prepayment of the principal amount of any Loan or any portion thereof, on the amount so paid or prepaid and (C) at the Term Loan
     Termination Date.

          2.3. Payment of Principal.

          (a) Scheduled Repayments; Voluntary Prepayments. The principal amount of each Term Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Stated Termination Date, or earlier as specifically provided herein. The Borrower may prepay the outstanding principal amount of any Loan, in whole or in part, (i) in the case of Base
     Rate Loans, upon notice given to the Agent not later than 1:00 P.M. (New
     York City time) on the date of payment and (ii) in the case of Eurodollar
     Rate Loans, upon two Business Days' notice to the Agent. All such prepayments must be accompanied by accrued interest up to, and including, the date of such prepayment and any compensation due under Section 4.5 hereof. Once repaid, Term Loans may not be reborrowed.

          (b) Mandatory Prepayments.

               (i) Upon the sale of any Financed Aircraft by any Borrower, such
          Borrower shall immediately pay to the Agent an amount equal to the
          Loan Amount for such Aircraft, together with all interest accrued on such Borrower's Loans, which amounts shall be applied by the Agent to reduce the outstanding principal and accrued interest on any Loans in respect of such Aircraft made to, or for the benefit of, such
          Borrower. If any net proceeds of such sale remain after the repayment in full of all outstanding principal and accrued interest on such

                                       23

          Loans, such excess proceeds shall be (A) if the Loan to Value Ratio is greater than 67% (calculated after giving effect to such sale), applied by the Agent to reduce outstanding principal on any Loans made to the other Borrowers in such amounts so as to reduce the Loan to
          Value Ratio (calculated after giving effect to such sale) to 67%, with the remainder paid to such Borrower and used by such Borrower in its sole discretion or (B) if the Loan to Value Ratio is less than or equal to 67% (calculated after giving effect to such sale), paid to the Applicable Borrower and used by such Borrower in its sole discretion.

               (ii) Upon the sale of all of the beneficial interest or ownership of a Borrower by the Beneficial Owner, such Borrower shall immediately pay to the Agent an amount equal to the Loan Amount for the Financed
          Aircraft, together with all interest accrued on such Borrower's Loans, which amounts shall be applied by the Agent to reduce the outstanding principal and accrued interest on any Loans in respect of such
          Aircraft made to, or for the benefit of, such Borrower. If any net proceeds of such sale remain after the repayment in full of all outstanding principal and accrued interest on such Loans, such excess proceeds shall be (A) if the Loan to Value Ratio is greater than 67%
          (calculated after giving effect to such sale), applied by the Agent to reduce outstanding principal on any Loans made to the other Borrowers in such amounts so as to reduce the Loan to Value Ratio (calculated after giving effect to such sale) to 67%, with the remainder paid to the Beneficial Owner and used by the Beneficial Owner in its sole discretion or (B) if the Loan to Value Ratio is less than or equal to
          67% (calculated after giving effect to such sale), paid to the
          Beneficial Owner and used by the Beneficial Owner in its sole discretion.

               (iii) If an Event of Loss in respect of a Financed Aircraft has occurred, the Applicable Borrower shall on the date stated in Section
          3.8(b) of the Security Agreement pay to the Agent an amount equal to the Loan Amount for such Financed Aircraft, together with all interest accrued on such Borrower's Loans, which amounts shall be applied by the Agent to reduce the outstanding principal and accrued interest on any Loans in respect of such Aircraft made to, or for the benefit of, such Borrower. If any net proceeds of such Event of Loss remain after the repayment in full of all outstanding principal and accrued interest on such Loans, such excess proceeds shall be (A) if the Loan to Value Ratio is greater than 67% (calculated after giving effect to such Event of Loss), applied by the Agent to reduce outstanding principal on any Loans made to the other Borrowers in such amounts so as to reduce the Loan to Value Ratio (calculated after giving effect to such Event of Loss) to 67%, with the remainder paid to such
          Borrower and used by such Borrower in its sole discretion or (B) if the Loan to Value Ratio is less than or equal to 67% (calculated after giving effect to such Event of Loss), paid to the Applicable Borrower and used by such Borrower in its sole discretion.

               (iv) The Borrowers, jointly and severally, shall be required to prepay the Loans in the amount distributed for that purpose under
          Section 5.1 of the Lockbox Agreement.

                                       24

          2.4. Manner of Payment. Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds without setoff, deduction or counterclaim before
12:30 P.M. (New York City time) on the date such payment is due.

          (a) The Agent shall deem any payment made by or on behalf of any
     Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any non-conforming payment may constitute or become a Default or Event of
     Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

          (b) In the event that any payment hereunder becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (a)
     of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided, further, that in no event shall any such due date be extended beyond the
     Term Loan Termination Date.

          (c) Any payment or prepayment of any principal or interest on any Loan hereunder shall be accompanied by a certificate signed by an Authorized
     Representative and delivered to the Agent, which certificate shall identify such Loan, the amount of principal and interest paid thereon, and the
     Borrower to whom, or for whose benefit, such Loan was originally advanced.

     2.5. Notes. At the request of any Lender, Term Loans made by such Lender to any Borrower shall be evidenced by a Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the applicable
Loan Amount and shall be duly completed, executed and delivered by such
Borrower.

     2.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.9 shall be made to the Agent for the account of the
Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by any Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from any Borrower.

     2.7. [Intentionally Omitted].

     2.8. Conversions and Elections of Subsequent Interest Periods. Subject to
the limitations set forth below and in Article IV, the Borrowers may:

                                       25

          (a) upon delivery, effective upon receipt, of a properly completed
     Interest Rate Selection Notice to the Agent on or before 10:30 A.M. (New
     York City time) on any Business Day, Convert all or a part of Eurodollar
     Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

          (b) provided that no Default or Event of Default shall have occurred and be continuing and upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30
     A.M. (New York City time) three (3) Business Days' prior to the date of such election or Conversion:

               (i) elect a subsequent Interest Period for all or a portion of
          Eurodollar Rate Loans to begin on the last day of the then current
          Interest Period for such Eurodollar Rate Loans; and

               (ii) Convert Base Rate Loans to Eurodollar Rate Loans on any
          Business Day.

          Each election and Conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article IV. The Agent shall give written notice to each Lender of such notice of election or
Conversion prior to 3:00 P.M. (New York City time) on the day such notice of election or Conversion is received. All such Continuations or Conversions of
Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     2.9. Fees. The Borrowers shall pay the fees specified in the Fee Letter on the dates specified therein.

     2.10. Use of Proceeds. The proceeds of each Loan made pursuant to the Term
Loan Facility hereunder shall be used by the Applicable Borrower to finance a portion of the Purchase Price of an Eligible Aircraft.

     2.11. Releases. So long as (a) all Loans made to or on behalf of any
Borrower, together with all accrued interest on such Loans, have been paid in full, (b) all other outstanding Obligations of such Borrower (except Obligations in respect of its guarantee of Loans to other Borrowers) have been paid in full,
(c) no Default or Event of Default has occurred and is continuing or, after giving effect to such termination, will occur, (d) the Loan to Value Ratio is not greater than 67% (calculated after giving effect to such termination) and
(e) any prepayment required under Section 2.3(b) has been made, then such
Borrower may, by not less than three (3) days prior notice to the Agent (which shall promptly notify the Lenders thereof), (i) terminate its status as a
"Borrower" and "Guarantor" hereunder and under the other Loan Documents, and
(ii) terminate the status of the Applicable Intermediary (if any) of such
Borrower as a "Guarantor" hereunder and under the other Loan Documents. Upon such terminations and provided that the conditions to such terminations are satisfied, the Agent shall take all actions reasonably requested by such
Borrower (A) to release the Liens of the Agent on all Collateral owned by such
Borrower (and the Applicable Intermediary, if any) and to release such Borrower and such Applicable Intermediary from all of their respective Obligations under the Loan Documents (including, without limitation, a written release to such effect), and (B) to release the Lien of the

                                       26

Agent with respect to any Pledged Interests in such Borrower and such Applicable
Intermediary. Any provision of this Section 2.11 or any other provision of any
Loan Document notwithstanding, in no event shall the Beneficial Owner be released from its Obligations to pay indemnification to, or reimburse any costs or expenses of, the Agent or any Lender (including, without limitation, the
Obligations under Article IV and Sections 7.15, 11.5 and 11.9), which agreements and obligations shall survive any release or termination of any Credit Party pursuant to this Section 2.11.

     2.12. Eligible Lease Involving Eligible Intermediary. In lieu of leasing a
Financed Aircraft directly to an Eligible Carrier, a Borrower may lease such
Financed Aircraft directly to an Eligible Intermediary pursuant to an Eligible
Lease described in clause (X) of the proviso to the definition of "Eligible
Lease"; provided that

          (a) such Eligible Intermediary simultaneously subleases such Aircraft to an Eligible Carrier pursuant to an Eligible Lease described in clause
     (Y) of the proviso to the definition of "Eligible Lease" and such sublease is pledged as collateral security for the obligations of the Eligible
     Intermediary under the head lease;

          (b) in the case of any Loan with respect to such Aircraft, all Loan conditions that pertain to any Eligible Lease or other Lease by a Borrower of such Aircraft (including without limitation requirements concerning the perfection of Liens on Collateral, and delivery of copies of the Leases and
     Lessee Notices) shall be satisfied with respect to each such Lease to or by the Applicable Intermediary;

          (c) all provisions of any Loan Document that pertain to any Eligible
     Lease or other Lease by a Borrower of such Aircraft shall apply to each such Lease to or by the Applicable Intermediary;

          (d) the lease/sublease structure shall not result in adverse tax or other consequences to the Agent or any Lender which have not been indemnified or otherwise addressed to the reasonable satisfaction of the
     Agent;

          (e) such Eligible Intermediary shall execute and deliver to the Agent a Facility Guaranty, a Security Agreement and such other instruments, documents and agreements as the Agent may reasonably require in connection therewith; and

          (f) all equity and ownership interests directly or indirectly held by any Credit Party in and to such Eligible Intermediary shall be pledged to the Agent on terms and conditions required by the Agent.

                                   ARTICLE III

                                    SECURITY

     3.1. Security. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the date of the initial Loan do or cause to be done all things necessary in the reasonable opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest under all

                                       27

applicable laws in all Collateral subject to no prior Lien or other encumbrance
(that, in each case, has not previously been satisfied in full) or restriction on transfer (other than Permitted Liens).

     3.2. Further Assurances. At the request of the Agent, each Borrower will, or will cause other Credit Parties (as the case may be) to, execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan
Documents and specifically including all Collateral acquired by any Borrower or any Guarantor or any other Credit Party after the Closing Date.

     3.3. Information Regarding Collateral. Each Borrower represents, warrants and covenants that (i) the chief executive office of each Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a
"GRANTOR") at the Closing Date is located at the address or addresses specified on Schedule 3.3, and (ii) Schedule 3.3 contains a true and complete list of (a)
the name and address of each Grantor, (b) each location of the chief executive office and principal place of business of each Grantor and (c) the country of registration (if applicable) of each Aircraft. No Borrower shall change, or permit any other Grantor to change, the location of its chief executive office or principal place of business, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at the Borrowers' or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in
Collateral.

     3.4. Quiet Enjoyment. The Agent and each Lender hereby agree that, so long as no Lease Event of Default shall have occurred and be continuing under an
Eligible Lease, it will not interfere with the quiet enjoyment of the possession and use of the Aircraft by the Applicable Carrier during the term of such
Eligible Lease and it will (subject to any requirements or restrictions imposed by applicable law) dispose of its interest in the Eligible Aircraft leased under such Eligible Lease expressly subject to such Eligible Lease and on terms such that the purchaser provides a similar right of quiet enjoyment to such
Applicable Carrier. Upon the request of any Borrower, the Agent (on behalf of itself and the Lenders) will confirm the immediately preceding sentence in writing to any Applicable Carrier.

                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

     4.1. Requirements of Law.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, or any Regulatory Change, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental
     Authority made subsequent to the date hereof:

                                       28

               (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

               (ii) shall impose on such Lender any other condition;

     and the result of any of the foregoing is to increase the cost (other than a Tax) to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Rate Loans to any Borrower or to reduce any amount receivable hereunder in respect thereof (other than by reason of any Tax), then, in any such case, such
     Borrower shall promptly pay such Lender (on an after-tax basis), upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. Changes in law related to
     Taxes are covered in Section 4.6. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrowers (with a copy to the Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law or any Regulatory Change regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such
     Lender or such corporation (on an after-tax basis) for such reduction.

          (c) Each Lender shall promptly notify the Beneficial Owner, the
     Borrowers and the Agent of any event of which it has knowledge occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 4.1, and such Lender shall, upon written request by the
     Beneficial Owner or any Borrower, designate a different Applicable Lending
     Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrowers
     (with a copy to the Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the
     Borrowers shall not be required to compensate a Lender pursuant to this
     Section for any amounts incurred more than three months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have

                                       29

     a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. The obligations of the
     Borrowers pursuant to this Section shall survive the termination of this
     Agreement and the payment of the Loans and all other amounts payable hereunder.

     4.2. Limitation on Types of Loans. If on or prior to the first day of any
Interest Period for any Eurodollar Rate Loan:

          (a) the Agent determines (which determination shall be conclusive)
     that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such
     Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar
     Rate Loans for such Interest Period;

then the Agent shall give the Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type or Convert Loans of any other Type into Loans of such Type, and each Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into Base Rate
Loans in accordance with the terms of this Agreement.

     4.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending
Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such
Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 4.4 shall be applicable).

     4.4. Treatment of Affected Loans. If the obligation of any Lender to make a
Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into,
Loans of a particular Type shall be suspended pursuant to Section 4.2 or 4.3 hereof (Loans of such Type being herein called "AFFECTED LOANS" and such Type being herein called the "AFFECTED TYPE"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.2 or 4.3 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so
     Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its
     Base Rate Loans; and

                                       30

          (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base
     Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender (or, in the case of Section 4.3, the Required Lenders) shall give notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 4.2 or 4.3 hereof that gave rise to the Conversion of such
Lender's (or the Required Lenders) Affected Loans no longer exist (which such
Lender (or, if the applicable, the Required Lenders) agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest
Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Term Loan Commitments.

     4.5. Compensation. Upon the request of any Lender, each Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

          (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan made to such Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.1) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by such Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article V to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate
     Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment,
     Continuation, or Conversion under this Agreement.

     4.6. Taxes.

          (a) Any and all payments by any Borrower to or for the account of any
     Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all
     Taxes, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of each Lender and the Agent, Taxes imposed on its income, receipts, capital, net worth or items of tax preference and franchise, doing business and similar Taxes (imposed on it in lieu of net income taxes), imposed on such Lender or Agent as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this
     Agreement or any other Loan Document). If any such non-excluded Taxes
     ("Indemnified Taxes") or

                                       31

     Other Taxes (as defined below) are required to be withheld after the date hereof from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions
     (including deductions applicable to additional sums payable under this
     Section 4.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall timely pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Borrower shall furnish to the
     Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably acceptable to such Lender or the Agent; provided, however, that the Borrowers shall not be required to increase such amounts payable to any Lender with respect to any Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d)
     or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor
     (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Taxes pursuant to this paragraph.

          (b) In addition, the Borrowers agree, jointly and severally, to timely pay any and all present or future stamp or documentary taxes which arise from the execution or delivery of this Agreement or any other Loan Document or the provision of the security interest in any Collateral required hereunder (hereinafter referred to as "Other Taxes").

          (c) The Borrowers agree, jointly and severally, to indemnify each
     Lender and the Agent for the full amount of Indemnified Taxes and Other
     Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
     Section 4.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (d) Each Lender, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any Borrower or the Agent (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), shall provide the
     Borrowers and the Agent with (i) a complete and properly executed Internal
     Revenue Service Form W-8BEN, W-8ECI or W-8IMY (including all required accompanying information), as appropriate, or any successor form prescribed by the Internal Revenue Service (including a United States taxpayer identification number), certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest, certifying that the Lender is eligible for the "portfolio interest exemption" or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United
     States or (ii) Internal Revenue Service Form W-9 or any successor form prescribed by the Internal Revenue Service. In addition, each Lender and the Agent

                                       32

     agrees that it will (i) take all actions reasonably requested by the
     Beneficial Owner or a Borrower in writing that are consistent with applicable legal and regulatory restrictions to claim any available reductions or exemptions from Indemnified Taxes or Other Taxes and (ii)
     otherwise cooperate with the Beneficial Owner and the Borrowers to minimize any amounts payable by the Borrowers under this Section 4.6; provided, however, that in each case, any out-of-pocket cost relating to such action or cooperation requested by the Beneficial Owner or a Borrower shall be borne by the Beneficial Owner or such Borrower and no Lender shall be required to take any action that it determines in its sole good faith discretion, may be adverse in any non de minimis respect to it and not indemnified to its satisfaction.

          (e) A Lender that is entitled to an exemption from or reduction of
     non-U.S. withholding tax under the law of the jurisdiction in which a
     Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such
     Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) If any Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its
     Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment or otherwise evidence of such payment as is reasonably acceptable to the Agent.

          (h) If the Agent or any Lender receives a refund of any Taxes or Other
     Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 4.6, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower under this Section 4.6 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any net increase in Taxes imposed on such Person by reason of such refund and the payment by such Person pursuant to this sentence) of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental
     Authority with respect to such refund); provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to a Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such
     Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to

                                       33

     make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

          (i) Without prejudice to the survival of any other agreement of any
     Borrower hereunder, the agreements and obligations of each Borrower contained in this Section 4.6 shall survive the termination of the Term
     Loan Commitments and the payment in full of the Loans.

                                    ARTICLE V

                           CONDITIONS TO MAKING LOANS

     5.1. Conditions of Closing. The obligation of the Lenders to make Term
Loans under the Term Loan Facility to any Borrower is subject to the conditions precedent that:

          (a) the Agent shall have received, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) executed originals of each of this Agreement, the Notes (if applicable), the Facility Guaranty executed by the Guarantors, the
          Pledge Agreement executed by the Beneficial Owner, the Parent Support
          Agreement and the Lockbox Agreement, together with all schedules and exhibits thereto (including, in the case of the Pledge Agreement, executed originals of the "Acknowledgement, Consent and Control
          Agreement" in the form of Exhibit A thereto;

               (ii) executed originals of the Irish Pledge, together with (A)
          share certificates relating to all the shares of ownership in the
          Beneficial Owner pledged by Holdings, (B) executed, but undated, stock transfer forms, (C) executed, but undated, letters of resignation of directors and (D) powers of attorney; in each case, all as set forth in the schedules to the Irish Pledge, together with all schedules and exhibits thereto;

               (iii) (A) the favorable written opinion of Milbank, Tweed, Hadley
          & McCloy LLP, counsel to the Credit Parties and the Parent with respect to the Loan Documents (including the Parent Support Agreement)
          and the transactions contemplated thereby, (B) the favorable written opinion of Ray, Quinney & Nebeker, counsel to Wells Fargo Bank
          Northwest, National Association, the trustee under each of the Trust
          Agreements with respect to the Trust Agreements and the transactions contemplated thereby, (C) the favorable written opinion of Conyers
          Dill & Pearman, Bermuda counsel to the Parent and (D) the favorable opinion of A&L Goodbody, Irish counsel to the Beneficial Owner; each such opinion dated the Closing Date and addressed to the Agent (on behalf of itself and the Lenders), substantially in the forms of
          Exhibit G-1, G-2, G-3 and G-4 respectively;

                                       34

               (iv) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each
          Credit Party, Holdings and the Parent (or, in the case of a Credit
          Party that is a trust, resolutions of the appropriate board or committee of each trustee thereof) certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the
          Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

               (v) a notice of appointment of Authorized Representatives
          substantially in the form of Exhibit C hereto;

               (vi) the Organizational Documents of each Credit Party, Holdings and the Parent certified by the secretary or assistant secretary of such Credit Party, Holdings or the Parent that such Organizational
          Documents, as delivered to the Agent on the Closing Date, have not in any way been amended or modified and remain in full force and effect as of the Closing Date;

               (vii) if applicable, a certificate issued as of a recent date by the Secretary of State or comparable official of the jurisdiction of formation of each Credit Party, Holdings and the Parent as to the formation, due existence and good standing of such Credit Party,
          Holdings and the Parent;

               (viii) Uniform Commercial Code financing statements appropriate for filing in all places required by applicable law to perfect the
          Liens of the Agent under the Pledge Agreement as first priority Liens as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under such Pledge
          Agreement as a first priority Lien in and to such other Collateral as the Agent may require; and

               (ix) evidence that all fees and expenses (including the fees and expenses of counsel to the Lenders invoiced at least two (2) Business
          Days prior to the Closing Date) payable by the Parent or any other
          Credit Party on the Closing Date to the Agent and the Lenders have been paid in full; and

          (b) In the good faith judgment of the Agent and the Lenders:

               (i) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse
          Effect; and

               (ii) the Credit Parties and Holdings shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement (including, without limitation, servicing

                                       35

          agreements), document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound.

     5.2. Conditions of Term Loans. The obligation of the Lenders to make Term
Loans hereunder to any Borrower on or subsequent to the Closing Date is also subject to the conditions precedent that:

          (a) the Agent shall have received, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) executed originals of the Security Agreement by the
          Applicable Borrower, together with all schedules and exhibits thereto;

               (ii) Uniform Commercial Code financing statements appropriate for filing in all places required by applicable law to perfect the Liens of the Agent under the Security Agreement as first priority Liens as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under such Security Agreement as a first priority Lien in and to such other Collateral as the Agent may require;

               (iii) executed originals of the "Acknowledgement, Consent and
          Control Agreement" in the form of Exhibit A to the Pledge Agreement by each issuer with respect to any Pledged Interests;

               (iv) the executed chattel paper original of the Original Lease;
          and

               (v) in connection with the Original Lease, an executed copy of the Guaranty by US Airways Group, Inc. for the benefit of the
          Beneficial Owner and the Applicable Borrower in connection with the
          Participation Agreement dated as of October 24, 2005, among US
          Airways, Inc., Aircastle Ireland No. 2 Limited and Wells Fargo Bank
          Northwest, National Association;

          (b) each of the conditions set forth in Section 5.1 shall have been satisfied on or prior to the date of such Loans;

          (c) the representations and warranties of the Credit Parties and
     Holdings set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loans, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

          (d) the Agent shall have received the latest drafts of the following within 5 Business Days prior to the date of the Loan, an organized pre-closing of the required documentation shall have occurred at least one
     Business Day prior to the date of the Loan, and the Agent shall have received final versions of the following, in form and substance satisfactory to the Agent and the Lenders, on or prior to the date of the
     Loan:

                                       36

               (i) (A) with respect to the Financed Aircraft which is the subject of such Loan, the favorable written opinion of FAA Counsel with respect to the Loan Documents and the transactions contemplated thereby dated the date of such Loan, addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-5 or otherwise reasonably satisfactory to counsel to the Agent, (B) the favorable written opinion of counsel to the lessee under an Eligible
          Lease with respect to such Eligible Lease and the transactions contemplated thereby, addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-6, (C) the favorable written opinion of internal counsel to the lessee under an
          Eligible Lease with respect to such Eligible Lease and the transactions contemplated thereby, addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-7 and (D) the favorable written opinion of counsel to the Applicable
          Borrower with respect to the Security Agreement and the transactions contemplated thereby, addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-8;

               (ii) certificates of insurance from qualified brokers of aircraft insurance or other evidence satisfactory to the Agent, evidencing all insurance required by the Loan Documents (including, without limitation, all insurance required by Exhibit L with respect to the applicable Financed Aircraft and the insurance required to be maintained by Holdings) and all insurance required to be maintained by the terms of the Original Lease and, in each case, naming the Agent on behalf of itself and on behalf of the Lenders as additional insured
          (in the case of any liability insurance) and loss payee (in the case of any hull insurance) as reasonably required by the Agent;

               (iii) a Borrowing Notice on behalf of the Applicable Borrower;

               (iv) such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien, and/or as may be requested by the Agent with respect to the Financed Aircraft and the Lease with respect thereto, including without limitation:

                    (1) with respect to each Financed Aircraft, evidence of the filing with the FAA Recording Office of all documents (including the Original Lease and the Security Agreement) required by the
               FAA in order to protect the Applicable Borrower's right, title and interest in such Financed Aircraft;

                    (2) a copy of the executed purchase agreement and executed bill of sale evidencing the purchase by the Applicable Borrower of each Financed Aircraft;

                    (3) a copy of the "Aircraft Registration Application" filed with the FAA with respect to the Financed Aircraft; and

                                       37

                    (4) a copy of the current certificate of airworthiness
               issued by the FAA with respect to the Financed Aircraft;

          provided, however, it being understood that there shall be no mortgage on any Aircraft in favor of any Lender;

               (v) results of a search of Liens filed with the FAA or any
          Applicable Foreign Jurisdiction with respect to any Aircraft that is or is to be a Financed Aircraft;

               (vi) for the applicable Financed Aircraft, an appraisal by
          Airclaims;

               (vii) copies of the Eligible Lease and the Lessee Notice for the applicable Financed Aircraft; and

               (viii) a fully-executed copy of the Servicing Agreement certified by a Secretary or Assistant Secretary of Servicer, and certification of the amount of fees to be payable to Servicer in connection with such Servicing Agreement, which agreement and fees shall be acceptable to the Agent in its sole reasonable discretion;

          (e) at the time of (and after giving effect to) the Loan, no Default or Event of Default specified in Article IX shall have occurred and be continuing; and

          (f) the Agent shall have been paid the "upfront fee" payable in connection with such Loan under the terms of the Fee Letter.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          Each Credit Party represents and warrants with respect to itself and its Subsidiaries and, where expressly referenced below, to each other Credit
Party (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

     6.1. Organization and Authority.

          (a) Each Credit Party is a trust, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation;

          (b) Each Credit Party (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                                       38

          (c) Each Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes (if applicable), and to borrow hereunder, and to execute, deliver and perform each of the other Loan
     Documents to which it is a party;

          (d) The Beneficial Owner has the power and authority to execute, deliver and perform each of the Loan Documents to which it is a party;

          (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party (as the case may
     be), enforceable against such Credit Party (as the case may be) in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

          (f) Unless such Credit Party is a Trust, all shares of such Credit
     Party are validly issued and outstanding, fully paid and nonassessable and constitute all authorized, issued and outstanding shares of common stock, partnership interests or other indicia of ownership of such Credit Party;
     such Credit Party shall not cause to issue or create any capital stock, partnership interests or other certificated ownership interests, or securities convertible into, or exercisable or exchangeable for, capital stock, partnership interests or other certificated ownership interests at any time during the term of this Agreement.

     6.2. Loan Documents. The execution, delivery and performance by each Credit
Party of each of the Loan Documents to which it is a party:

          (a) has been duly authorized by all requisite Organizational Action of such Credit Party (as the case may be) required for the lawful execution, delivery and performance thereof;

          (b) does not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or their respective properties, or (iii) the
     Organizational Documents of such Credit Party (as the case may be);

          (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit
     Party or any Subsidiary is a party, or by which the properties or assets of such Credit Party or any Subsidiary are bound; and

          (d) does not and will not result in the creation or imposition of any
     Lien upon any of the properties or assets of such Credit Party or any
     Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

     6.3. Solvency. At the time of each Loan to a Borrower, such Borrower and the Beneficial Owner of such Borrower and each Eligible Intermediary, if any, is
Solvent after giving effect to the transactions contemplated by the Loan
Documents;

                                       39

     6.4. Subsidiaries and Stockholders. No Credit Party has any Subsidiaries,
other than (A) in the case of the Beneficial Owner, the Borrowers, and (B) any
Eligible Intermediaries;

     6.5. Ownership Interests. No Credit Party owns any interest in any Person, except that the Beneficial Owner owns all of the beneficial interest in each of the Borrowers, and the Beneficial Owner or a Borrower may own an Eligible
Intermediary.

     6.6. Liens. The Agent (for itself and on behalf of the Lenders) has a first priority perfected Lien (subject to Permitted Liens) on all Collateral under the
Security Instruments;

     6.7. Title to Properties. Each Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or
Liens of any kind except as provided in the Security Instruments and the Leases;

     6.8. Taxes. Except as set forth in Schedule 6.8, each Credit Party has filed or caused to be filed all federal, state, local and foreign Tax returns in each case that are required to be filed by it and that, the failure to file, would have a Material Adverse Effect (individually or in the aggregate) and, except for Taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves in accordance with
GAAP reflected in the financial statements most recently delivered pursuant to
Section 7.1(a) and satisfactory to the Borrowers' independent certified public accountants have been established, have paid or caused to be paid all Taxes as shown on said returns or on any assessment received by it, to the extent that such Taxes have become due;

     6.9. Other Agreements. No Credit Party:

               (i) is a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

               (ii) is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect; or

               (iii) shall have, prior to the Closing Date, conducted business other than related to the acquisition, leasing, maintenances, financing (solely under the Loan Documents), ownership and disposition of an Eligible Aircraft or have incurred any liabilities except to the extent related to such business, including, without limitation, under any Eligible Lease to which it is a party, an aircraft acquisition, sale, maintenance or overhaul agreement and the Loan Documents, none of which liabilities (except (a) the purchase price in respect of an
          Aircraft, and (b) those arising under the Loan Documents and the
          Eligible Leases) are material to the Borrowers taken as a whole.

     6.10. Litigation. Except as set forth in Schedule 6.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality

                                       40

or agency or arbitral body pending, or, to the knowledge of any Borrower, threatened by or against any Credit Party or affecting any Credit Party or any properties or rights of any Credit Party, which could reasonably be likely to have a Material Adverse Effect;

     6.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for "buying" or
"carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or
(b) for any purpose that violates the provisions of the Regulations of the
Board. If requested by any Lender or the Agent, the Borrowers will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in
Regulation U.

     6.12. Investment Company. No Credit Party is an "investment company," or
"promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C.
Section 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by each Borrower and the performance by each Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

     6.13. Patents, Etc. Each Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person;

     6.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan
Document or certificate or document executed and delivered by or on behalf of any Credit Party in accordance with or pursuant to any Loan Document nor (b) any written statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

     6.15. No Consents, Etc. Neither the respective businesses or properties of the Credit Parties, nor any relationship among the Credit Parties and any other
Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other
Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan
Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect,

                                       41

or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

     6.16. Employee Benefit Plans.

          (a) Neither any Guarantor nor any Borrower has or has ever sponsored any Employee Benefit Plan, any Single Employer Plan or any Multiemployer
     Plan, or had any obligation to fund any such plan;

          (b) Neither any Borrower nor any ERISA Affiliate has incurred any
     "accumulated funding deficiency" within the meaning of Section 412 of the
     Code or Section 302 of ERISA with respect to any Single Employer Plan, whether or not waived, during the six-year period to the date on which this representation is made or deemed made or any other liability to the PBGC which remains outstanding, in each case, in an amount that would be reasonably likely to have a Material Adverse Effect;

          (c) No Termination Event has occurred during the six-year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur with respect to any Single Employer Plan or
     Multiemployer Plan, neither any Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any unpaid withdrawal liability with respect to any Multiemployer Plan that, in each case, could be reasonably expected to have a Material Adverse Effect; and

          (d) The present value of all accrued benefits under each Single
     Employer Plan (based on those assumptions used to fund such Single Employer
     Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made for each such plan, exceed the then current value of the assets of such Single Employer Plan allocable to such benefits by a material amount;

          (e) With respect to each scheme or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR
     ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Guarantor or ERISA Affiliate that is not subject to
     United States law (a "FOREIGN PLAN"):

               (i) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any
          Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

               (ii) The fair market value of the assets of each funded Foreign
          Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign
          Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

                                       42

               (iii) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities;

     in the case of each of clauses (i), (ii) and (iii) above, in an amount or to an extent that would be reasonably expected to have a Material Adverse
     Effect.

     6.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

     6.18. Environmental Laws. Except as listed on Schedule 6.18, each Credit
Party is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 6.18, no
Credit Party has been notified of any pending or threatened action, suit, proceeding or investigation, and no Credit Party is aware of any facts, which
(a) calls into question, or could reasonably be expected to call into question, compliance by any Credit Party with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any Credit Party's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c)
seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any
Environmental Law; and

     6.19. Employment Matters. No Credit Party has or has ever had any employee other than officers thereof.

     6.20. Withholding Taxes. The Beneficial Owner is eligible for the benefits of the Income Tax Treaty between the United States of America and Ireland. No
Borrower, to its knowledge, as of the date of this Agreement, is required to withhold or deduct any Taxes imposed by any non-U.S. Governmental Authority, in an amount or to an extent that would be reasonably expected to have a Material
Adverse Effect.

     6.21. No Immunity. No Credit Party nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Each Credit
Party's execution and delivery of this Agreement and the other Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

          Unless the Required Lenders shall otherwise consent in writing, each
Credit Party agrees that it will, agrees that it will cause each Credit Party which is a Subsidiary to:

     7.1. Financial Reports, Etc.

                                       43

          (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year, deliver or cause to be delivered to the Agent and each
     Lender audited consolidated balance sheets of the Parent and its
     Subsidiaries as at the end of such Fiscal Year, and the notes thereto (if any), and the relating audited consolidated statements of income, changes in stockholders' (or members') equity and cash flows, and the respective notes thereto (if any), for such Fiscal Year, setting forth comparative financial statements for the preceding year (if applicable), reported on by
     Ernst & Young LLP or other independent certified public accountants of nationally recognized standing all prepared in accordance with GAAP and accompanied by a certificate of an Authorized Representative, which certificate shall be in the form of Exhibit H;

          (b) as soon as practical and in any event within 60 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender consolidated income statements of the
     Parent and its Subsidiaries prepared in accordance with GAAP and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly, in all material respects, the financial position of the Parent and its Subsidiaries and of each of the Borrowers as of the end of such fiscal period and the results of their operations for such fiscal period;

          (c) as soon as practical and in any event within 30 days after the end of each calendar month, deliver or cause to be delivered to the Agent and each Lender a certificate of an Authorized Representative containing information about the Financed Aircraft, and stating that each Credit Party is in compliance with the covenants and terms hereof and that no Default or
     Event of Default has occurred and is continuing, in each case as of the end of such month, which certificate shall be in the form of Exhibit R;

          (d) promptly upon their becoming available to any Credit Party, deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which any Credit Party shall file with the Securities and Exchange Commission (or any successor thereto)
     or any securities exchange, (ii) any proxy statement distributed by any
     Credit Party to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to any
     Credit Party by independent accountants in connection with any annual, interim or special audit of any Credit Party; and

          (e) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding any Credit
     Party's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

Subject to Section 11.15, the Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any
Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any
Obligation permitted by this Agreement;

                                       44

     7.2. Maintain Properties. In the case of the Applicable Borrower, if a
Financed Aircraft is not subject to an Eligible Lease, maintain and make repairs to such Financed Aircraft in compliance with the requirements set forth in
Section 3.4 of the Security Agreement; and maintain all other properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such other properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

     7.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 8.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary;

     7.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and timely pay all
Taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien other than a
Permitted Lien against any of its properties;

     7.5. Insurance. Maintain or cause to be maintained with respect to each
Financed Aircraft and all other Collateral the insurance described on Exhibit L, and cause the Agent for itself and on behalf of the Lenders to be named additional insured (in the case of any liability insurance) and loss payee (in the case of any hull insurance) on such insurance and on any and all other insurance maintained by any Credit Party with respect to such Financed Aircraft or provided by or on behalf of a lessee or other Person pursuant to the terms of any Lease, in each case as the Agent may reasonably require;

     7.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

     7.7. Right of Inspection. Permit any Person designated by any Lender or the
Agent to visit and inspect any Financed Aircraft, or any other property, corporate book or financial report of any Credit Party and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants; and cause each Eligible Carrier to permit any
Person designated by any Lender or any Agent to inspect any Financed Aircraft, all at reasonable times, at reasonable intervals and with reasonable prior notice, subject to any restriction on inspection contained in an Eligible Lease with respect to such Financed Aircraft; provided that notwithstanding any such
Lease, (a) any Person designated by a Lender or the Agent may inspect such
Financed Aircraft at any reasonable time upon an event of default under such
Lease, and (b) upon and during the continuance of any Event of Default, each
Credit Party (i) hereby authorizes the Agent to designate an "authorized representative" of such Credit Party for purposes of

                                       45

inspection under any Lease and (ii) shall use its best efforts to cause the
Applicable Carrier (and any other Person) to permit any Person so designated by the Agent and any other Person designated by any Lender or the Agent to inspect such Financed Aircraft at any time;

     7.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any
Governmental Authority with respect to the conduct of its business;

     7.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents;

     7.10. Certificates of Aircraft Registration. Deliver to the Agent promptly after receipt thereof (but in any case not later than 7 days after such receipt), certificates of aircraft registration issued by the FAA with respect to each Financed Aircraft;

     7.11. Officer's Knowledge of Default. Upon any officer of any Credit Party obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of any Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action such
Credit Party proposes to take with respect thereto;

     7.12. Suits or Other Proceedings. Upon any officer of any Credit Party obtaining knowledge of any action, suit, litigation, investigation, or other proceeding being instituted or threatened against any Credit Party, in any court or before any Governmental Authority, or any attachment, levy, execution or other process being instituted against any assets of any Credit Party, making a claim or claims in an aggregate amount greater than $250,000, exclusive of punitive damages, not otherwise covered by insurance or that would otherwise be reasonably expected to have a Material Adverse Effect, promptly deliver to the
Agent written notice thereof stating the nature and status of such action, suit, litigation, investigation, dispute, proceeding, levy, execution or other process;

     7.13. Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by any Credit Party relating to any (a) violation or alleged violation by any Credit Party of any applicable
Environmental Law; (b) release or threatened release by any Credit Party, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of any Credit Party, or at any facility or property currently or formerly owned or leased or operated by any Credit Party, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of any Credit Party for the costs of investigating, cleaning up, removing, remediating or responding to a release or threatened release of Hazardous Materials;

     7.14. Environmental Compliance. If any Credit Party shall receive any letter, notice, complaint, order, directive, claim or citation alleging the violation of any Environmental Law, the release of any Hazardous Material, or potential liability for the costs of investigating,

                                       46

cleaning up, removing, remediating or responding to a release of Hazardous
Materials, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, such Credit Party shall remove or remedy, or cause the applicable Credit Party to remove or remedy, such violation or release or satisfy such liability;

     7.15. Indemnification of Environmental Liabilities. Without limiting the generality of Section 11.9, each Borrower hereby agrees jointly and severally to indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the actual or alleged violation of any Environmental Law by any
Credit Party or with respect to any property owned, operated or leased by any
Credit Party or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of any
Credit Party, or on or with respect to property owned or leased or operated by any Credit Party. The provisions of this Section 7.15 shall survive repayment of the Obligations and expiration or termination of this Agreement;

     7.16. Further Assurances. At the Borrowers' cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this
Agreement, the Security Instruments and the other Loan Documents;

     7.17. Swap Agreements. Subject to Section 8.4, each Credit Party may maintain Swap Agreements; provided that the aggregate of the notional amounts of all such Swap Agreements at any time shall not exceed the aggregate principal amount of the Loans outstanding at such time. At the time of any payment or prepayment of any Loan hereunder, each Credit Party agrees to take such actions as may be necessary (including, without limitation, the termination or amendment of one or more Swap Agreements) to comply with this Section 7.17 If the termination date of any Swap Agreement falls after the Stated Termination Date, then such Swap Agreement shall provide for the settlement of such Swap Agreement on such date.

     7.18. Continued Operations. Subject to Section 8.15, continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

     7.19. Maintenance of Aircraft; Other Covenants and Restrictions;
Non-Discrimination. In the case of each Borrower:

          (a) Ensure that any Lease with respect to any Financed Aircraft contains covenants and restrictions regarding the maintenance, alteration, replacement, pooling, sublease and return of such Aircraft by the
     Applicable Carrier, which covenants and restrictions satisfy the requirements of Schedule 7.19(a) hereto;

                                       47

          (b) Promptly and diligently take or cause to be taken all steps which a prudent international aircraft lessor or financier would reasonably take in light of all of the relevant circumstances to compel the relevant
     Eligible Carrier to comply with the terms of any Lease, or, if applicable and the Applicable Borrower is entitled to do so, to repossess the applicable Financed Aircraft (and, if a prudent international aircraft lessor or financier would determine it necessary or desirable, to de-register and export the same to a safe location) if any failure to comply with such Lease is not promptly remedied;

     7.20. Re-registration of Aircraft. In the case of each Borrower, ensure that any Lease with respect to any Aircraft contain covenants and restrictions regarding re-registration of such Aircraft, which covenants and restrictions satisfy the requirements of the Security Agreement;

     7.21. Servicer. In the case of each Borrower, ensure that the Servicer continues to serve in compliance with the Servicing Agreement;

     7.22. Employee Benefit Plans. Without limiting the generality of Section
8.9(a), with reasonable promptness, and in any event within thirty (30) days after any Guarantor or ERISA Affiliate knows or has reason to know thereof, give notice to the Agent of (a) the establishment or termination of any Single
Employer Plan (which notice shall include a copy of such plan), (b) the failure of any Credit Party or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;
(c) the occurrence of a Termination Event with respect to any Single Employer
Plan or Multiemployer Plan; (d) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party or any ERISA Affiliate or any
Multiemployer Plan with respect to the withdrawal from, or the termination,
Reorganization or Insolvency of, any Multiemployer Plan; and (e) any notice received by any Guarantor or ERISA Affiliate from the PBCG stating its intent to terminate an Employee Benefit Plan or to have a trustee appointed to administer an Employee Benefit Plan.

     7.23. Accounts. In the case of each Borrower, establish the Accounts as provided in the Lockbox Agreement and deposit all proceeds (including without limitation rent) from any Lease of any Financed Aircraft to the Accounts designated under the Lockbox Agreement;

     7.24. Eligible Lease; Lessee Notice. In the case of each Borrower, deliver to the Agent promptly upon execution, any Lease entered into by any Borrower, together with a Lessee Notice in connection with such Lease, the opinions referred to in Section 5.2(d)(i) and the evidence referred to in Section
5.2(d)(iv); and

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

          Until the Obligations have been paid and satisfied in full and this
Agreement has been terminated in accordance with the terms hereof, unless the
Required Lenders shall otherwise consent in writing, no Credit Party will, nor will it permit any of its Subsidiaries (if any) to:

                                       48

     8.1. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, except for Acquisition of a Subsidiary as permitted by
Section 8.6;

     8.2. Capital Expenditures. Make or become committed to make any Capital
Expenditures, except for Capital Expenditures to maintain or purchase Eligible
Aircraft;

     8.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to (a) any property or assets now owned or hereafter acquired by any Credit Party or (b) any Financed
Aircraft, except the following (the "Permitted Liens"):

               (i) Liens created under the Security Instruments in favor of the
          Agent and the Lenders; and Liens arising under the Eligible Leases in favor of the Applicable Intermediary (as lessor) or the Applicable
          Borrower which Liens in each case have been assigned to the Agent;

               (ii) Liens imposed by law for Taxes (A) not yet due or (B) which are being contested in good faith by appropriate proceedings diligently conducted, each of which Liens in clause (B) above shall be fully bonded over (including for any relevant penalties or interest), to the reasonable satisfaction of the Agent;

               (iii) statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and (i) in existence less than 90 days from the date of creation thereof for amounts not yet due or (ii) which are being contested in good faith by appropriate proceedings diligently conducted, which are inferior in respect of the Collateral to the
          Liens conferred under the Security Instruments or have been fully bonded over to the reasonable satisfaction of the Agent, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

               (iv) Liens arising out of any judgment or award with respect to which an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted, and with respect to which a stay of execution is in effect, each of which Liens shall be fully bonded over (including for any relevant penalties or interest), to the reasonable satisfaction of the Agent;

               (v) Liens created by the Applicable Carrier under an Eligible
          Lease that are not subject to clause (vii) below, which Liens are created without the knowledge of the Applicable Borrower and are released or fully bonded over to the reasonable satisfaction of the
          Agent within 30 days after the Applicable Borrower has notice or knowledge of any such Lien;

               (vi) with respect to any Lease and the related Aircraft, (i) any
          "Permitted Liens" (as defined in or the equivalent term in such Lease
          Agreement and as agreed to by the Agent) (except a Permitted Lien that is a Lessor Lien (as defined in or the equivalent term in such Lease
          Agreement)), and (ii) any other Lien created by a Lessee, a sublessee of a Lessee or any Person claiming by or

                                       49

          through a Lessee or sublessee, in each case in this clause (ii) as agreed to by the Agent; provided, that with respect to Liens of the type listed in clause (ii), such Lien is being contested in good faith by appropriate proceedings or, upon the Applicable Borrower receiving notice or knowledge of such Lien, such Applicable Borrower is diligently and promptly enforcing the lessor's rights against the
          Lessee;

               (vii) any Lien from air navigation authority, airport tending, gate or handling (or similar) charges or levies (A) not yet overdue or
          (B) which are being contested in good faith by appropriate proceedings, each of which Liens in clause (B) above shall be fully bonded over, to the reasonable satisfaction of the Agent;

               (viii) Liens securing Indebtedness described in Section 8.4(b);
          and

               (ix) any head lease in respect of any Aircraft; provided that, the lessor and lessee thereunder are Borrowers or Guarantors.

     8.4. Indebtedness. Incur, create, assume or permit to exist any
Indebtedness of any Credit Party, howsoever evidenced, except:

          (a) Indebtedness owing to (including guaranties in favor of) the Agent or any Lender in connection with this Agreement, any Note or other Loan
     Document;

          (b) The endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (c) Indebtedness arising from Swap Agreements permitted under Section
     7.17; provided that the aggregate notional amount of Swap Agreements shall not exceed at any time the aggregate principal amount of the Loans outstanding at such time;

          (d) Unsecured intercompany Indebtedness for loans and advances made by the Beneficial Owner to a Borrower; provided that such intercompany
     Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent;
     and

          (e) Contingent Obligations of the Beneficial Owner in support of obligations of a Borrower.

     8.5. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of any Credit Party other than (a) leases of Aircraft under Eligible
Leases, (b) sales of Aircraft, (c) sales of all of the beneficial interest or ownership of a Borrower, or (d) Engine swaps, interchange or pooling arrangements to the extent permitted under any Eligible Lease; provided in each case that (i) the purchaser of such Aircraft or beneficial interest shall have acknowledged receipt of the Applicable Borrower's irrevocable instruction to pay the sales price for such Aircraft or beneficial interest directly to the
Collection Account identified in the Lockbox Agreement to

                                       50

which the Applicable Borrower is a party and (ii) the net proceeds of such sales are promptly applied in accordance with Section 2.3(b);

     8.6. Subsidiaries; Investments. Own, create or permit to exist any
Subsidiary (except that the Beneficial Owner may own beneficial interests in, or
(subject to Section 8.4(d)) make advances to, a Borrower, and the Beneficial
Owner or a Borrower may own an Applicable Intermediary), or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other
Person or permit to exist any loans or advances to any Person, other than loans referred to in Section 8.4(d);

     8.7. Merger or Consolidation. (a) Consolidate with or merge into any other
Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets without the consent of the Agent, except as permitted by Section 8.5 and except in the case of a Borrower or Guarantor that simultaneously terminates its status as a Borrower or Guarantor hereunder in accordance with Section 2.11;

     8.8. Transactions with Affiliates. Enter into any transaction after the
Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of any Borrower or of any Guarantor, except (a) that such Persons may render services to a Borrower, a Guarantor or their Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that a Credit Party may render services to such Persons for compensation at the same rates generally charged by such Credit Party, (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of a Credit Party's business consistent with past practice of such Credit Party and upon fair and reasonable terms no less favorable to such Credit Party than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, and (d)
subject to Section 8.18, the Servicer may render the services described in the
Servicing Agreement for the fees set forth therein;

     8.9. Employee Benefit Plans; ERISA Affiliates; Employees. Sponsor any
Employee Benefit Plan or any Multiemployer Plan or agree to have any obligation to fund any such plan, or hire or retain any employee other than officers thereof;

     8.10. Fiscal Year. Change its Fiscal Year, or have any fiscal year other than the Fiscal Year;

     8.11. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution;

     8.12. Change in Control. Cause, suffer or permit to exist or occur any
Change of Control;

     8.13. Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any Credit Party to create,

                                       51

incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided that any Eligible
Lease may contain such a prohibition or limitation so long as the prohibition or limitation does not apply to any Lien granted in favor of the Agent or any
Lender pursuant to the Loan Documents;

     8.14. Partnerships. Become a general partner in any general or limited partnership;

     8.15. Business and Operations.

          (a) Engage, in the case of any Borrower, in any business or operations other than the ownership, financing, leasing and sale of a Financed
     Aircraft or in the ownership of an Applicable Intermediary or, in the case of the Beneficial Owner, in the ownership of a Borrower engaged in such business or operations, or matters reasonably incidental thereto, or the performance of the Loan Documents; provided, however, that, except as otherwise provided in Section 2.1(a), no Borrower that owns or is the
     Applicable Borrower with respect to any Aircraft may own or be the
     Applicable Borrower with respect to any other Aircraft;

          (b) Factor or dispose of any of its debts or discount any bill of exchange other than with the Lenders;

          (c) Open or allow to exist any bank accounts other than (i) the accounts that are subject to the Lockbox Agreement; (ii) accounts that are used solely to fund the portion of the Purchase Price of each Aircraft to the extent not paid with the proceeds of the Loans hereunder; provided that the accounts referenced in (ii) hereof are not used for any other purpose and are closed within 20 days after the Closing Date; and (iii) an account opened by the Beneficial Owner with the Depositary Bank solely to receive and disburse funds payable to the Borrowers in accordance with paragraph fifth of Section 5.1 of the Lockbox Agreement.

          (d) Guarantee or otherwise obligate itself with respect to the debts of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, except as expressly contemplated or permitted by the Loan Documents; or

          (e) Act as an agent of any other entity or Person;

     8.16. Ownership, Operation and Leasing of Financed Aircraft.

          (a) Permit any Person other than a Borrower (or the Beneficial Owner solely by virtue of its beneficial interest in the respective Borrower) to own, beneficially or of record, any Financed Aircraft;

          (b) Permit any Financed Aircraft to be leased, subleased or chartered to any Person other than the Applicable Carrier or the Applicable
     Intermediary, or to be operated by any Person other than the Applicable
     Borrower, the Applicable Intermediary or the Applicable Carrier, except as permitted in the Security Agreement or any Lease;

                                       52

          (c) Permit any Financed Aircraft to be leased to an Eligible Carrier except under the terms of an Eligible Lease;

          (d) Permit any Financed Aircraft to be flown into or located in any country (or part thereof) if as a result thereof such Financed Aircraft would not be covered by insurance;

     8.17. Servicing Agreement.

          (a) Amend, modify or supplement the Servicing Agreement in any material respect without the consent of the Agent;

          (b) Pay any management or other fee to the Parent or any Affiliate other than payment of servicing fees under the Servicing Agreement to the extent permitted in the Lockbox Agreement; or

          (c) Commit or permit any material breach of the Servicing Agreement;

     8.18. Representations regarding Agent and Lenders. Represent or hold out, or permit any Applicable Carrier to represent or hold out, the Agent or any
Lender as (a) the owner of any Financed Aircraft, (b) carrying goods or passengers on any such Financed Aircraft, or (c) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) which may be undertaken by any Credit Party or Applicable Carrier;

     8.19. Beneficial Owner. In the case of the Beneficial Owner:

          (a) conduct, transact or otherwise engage in any business or operations other than those incidental to its voting, equity, beneficial or any other ownership interests of each Borrower or any Applicable
     Intermediary, and the performance of the Loan Documents;

          (b) own any assets other than its beneficial interest in the Borrowers and its interest in any Applicable Intermediary, and its interest in the accounts opened pursuant to the Lockbox Agreement and the other accounts permitted by Section 8.15(c);

          (c) commingle its funds or assets with those of any other Person;

          (d) appoint any additional directors or change the directors on its board of directors and, in particular but without prejudice to the generality of the foregoing, not remove or permit the removal of the independent director (as may be required under the Beneficial Owner's organizational documents); or

     8.20. Organizational Documents.

          (a) Amend its Organizational Documents without the consent of the
     Lenders and the Collateral Agent (as defined in the Security Agreement for such Credit Party); or

          (b) Alter its share capital or issue any additional shares in its capital.

                                       53

                                   ARTICLE IX

                       EVENTS OF DEFAULT AND ACCELERATION

     9.1. Events of Default. If any one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental
Authority), that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II, at maturity, by acceleration or otherwise; or

          (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within three (3)
     Business Days after the date on which the same shall be due and payable; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Section 7.5, 7.11, 7.12, 7.24 or Article VIII; or

          (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this
     Agreement (other than as described in clauses (a), (b) or (c) above), or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other
     Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent (acting in any capacity) or any of the Lenders or delivered to the Agent (acting in any capacity) or any of the Lenders in connection with or pursuant to this
     Agreement or any of the Obligations, and such default shall continue for 30 or more days after the earlier of receipt of notice of such default to an
     Authorized Representative from the Agent (acting in any capacity) or an officer of any Credit Party or the Parent becomes aware of such default, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent (acting in any capacity)), or if without the written consent of the Lenders, this Agreement or any other Loan
     Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent (acting in any capacity)); or

          (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other
     Obligations) of any Credit Party, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created,

                                       54

     assumed, guaranteed or secured by any Credit Party, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by Credit Party, and such default or event of default under clause (i), (ii) or (iii) above shall continue for more than the period of grace, if any, therein specified, or such default or event of default under clause (i), (ii) or
     (iii) above shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

          (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent (acting in any capacity) or any Lender by or on behalf of any Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

          (g) any Credit Party shall be unable to pay their debts generally as they become due; or any Credit Party shall file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, examiner, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization, examination or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute;
     or

          (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, examiner, liquidator or conservator of any Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against any Credit Party seeking liquidation, reorganization, examination or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the
     United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against any Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if any
     Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (i) if any Credit Party shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of any Credit Party for a period of more than 60 days; or

          (j) if this Agreement or any other Loan Document shall for any reason not be, or be asserted by any Credit Party not to be, a legal, valid and binding obligation of any Credit Party (as the case may be) enforceable in accordance with its terms; or

                                       55

          (k) if any Lien of the Agent pursuant to any Loan Document shall for any reason not be, or be asserted by any Credit Party not to be, a valid, first priority perfected Lien on the Collateral identified therein (except to the extent that such Lien is not required hereunder or under the
     Security Agreement to be a valid, first priority perfected Lien on such
     Collateral), subject to no other Liens except Permitted Liens; or

          (l) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any
     Employee Benefit Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a
     Single Employer Plan shall arise on the assets of any Credit Party, (iii) a
     Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Single Employer Plan for purposes of Title IV of
     ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title
     IV of ERISA, (v) any Credit Party or any ERISA Affiliate shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or
     Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Employee Benefit Plan or
     Foreign Government Scheme or Arrangement; and in each case in clauses (i)
     through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a
     Material Adverse Effect;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall continue to exist and not have been cured or waived,

               (A) either or both of the following actions may be taken: (i) the
          Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the
          Lenders to make further Loans terminated, whereupon the obligation of each Lender to make further Loans hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required
          Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of any Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the
          Lenders to make Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required
          Lenders or notice to the Agent or the Lenders;

                                       56

               (B) each Borrower shall, upon demand of the Agent or the Required
          Lenders, promptly cause to be performed at Borrowers' expense by independent certified public accountants acceptable to the Agent an audit of all Financed Aircraft; and

               (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law, including without limitation all of the rights and remedies of a secured party under any applicable Uniform Commercial
          Code, the FAA Act, the Convention or any other applicable law.

     9.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required
Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     9.3. Cumulative Rights. No right or remedy herein conferred upon the
Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     9.4. No Waiver. No course of dealing between any Credit Party or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     9.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Loans has been accelerated pursuant to
Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by any Borrower hereunder, shall be applied by the Agent in the following order (or in such manner as the Required Lenders may determine):

          (a) amounts due to the Lenders pursuant to Sections 2.9 and 11.5;

          (b) amounts due to the Agent pursuant to Section 10.8;

          (c) payments of interest on Loans, to be applied for the ratable benefit of the Lenders and amounts due to any of the Lenders (or Affiliates of any Lender) in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders (or any Affiliate thereof) on a pro rata basis according to the amounts owed;

          (d) payments of principal of Loans, to be applied for the ratable benefit of the Lenders;

                                       57

          (e) amounts due to the Lenders pursuant to Sections 7.15 and 11.9;

          (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

          (g) any surplus remaining after application as provided for herein, to any Borrower or otherwise as may be required by applicable law.

     9.6. Activities of Eligible Carriers. Notwithstanding anything contained in this Agreement or any other Loan Document, the Credit Parties shall not be deemed to be in breach of their respective obligations hereunder or thereunder with respect to the care, maintenance, alteration, possession, return, replacement, pooling, subleasing, use or operation of any Financed Aircraft or any part thereof subject to an Eligible Lease by virtue of a default by the
Applicable Carrier under such Eligible Lease so long as each of the following conditions is satisfied:

          (a) such default by the Applicable Carrier is not within the control of any Credit Party;

          (b) the Credit Parties are in compliance with Section 7.19; and

          (c) such default does not relate to any use or location of an Aircraft in any jurisdiction that constitutes an Event of Default hereunder, any failure to make any payment required by this Agreement or any other Loan
     Document when due hereunder or thereunder, or any failure to maintain any insurance required under this Agreement or any other Loan Document, any failure to maintain perfection of the Agent's Lien on any Collateral.

                                    ARTICLE X

                                    THE AGENT

     10.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents, as "Mortgagee" under each Security Agreement and as
"Security Agent" under each Lockbox Agreement (references in this Article X to the term "Agent" being deemed to include as well such other capacities), with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

          (a) shall not have any duties or responsibilities except those expressly set forth in the Loan Documents and shall not be a trustee or fiduciary for any Lender;

          (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan
     Document, or for the value, validity,

                                       58

     effectiveness, genuineness, enforceability, or sufficiency of any Loan
     Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

          (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

          (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

          (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     10.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or facsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel
(including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any
Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 11.1 hereof. As to any matters not expressly provided for by the Loan
Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the
Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any
Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     10.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Borrower specifying such Default or Event of
Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of
Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such
Default or Event of Default as shall reasonably be directed by the Required
Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of
Default as it shall deem advisable in the best interest of the Lenders.

                                       59

     10.4. Rights as Lender. With respect to its Term Loan Commitment and the
Loans made by it, Citibank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the
Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any
Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Citibank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its
Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     10.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.9 hereof, but without limiting the obligations of any Borrower under such Section) ratably in accordance with their respective Term Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses
(including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent
(including by any Lender) in any way relating to or arising out of any Loan
Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by any Borrower under Section
11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by any Borrower. The agreements contained in this Section 10.5 shall survive payment in full of the Loans and all other amounts payable under this
Agreement.

     10.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any
Credit Party or any of its Affiliates that may come into the possession of the
Agent or any of its affiliates.

     10.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the
Required Lenders shall have the right to appoint a successor Agent, subject (so long as no Default or Event of Default has occurred and is continuing) to the written consent of an Authorized Representative, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed

                                       60

by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of
America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article
X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     10.8. Fees. The Borrowers agree, jointly and severally, to pay to the
Agent, for its individual account, an Agent's fee as from time to time agreed to by any Borrower and the Agent in writing.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1. Assignments and Participations. (a) No Lender may assign, sell or transfer all or any portion of its rights under this Agreement, its Loans or its
Notes without the consent of the Beneficial Owner, except that a Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Term Loan Commitment) without the consent of the Beneficial Owner; provided, however, that

          (i) each such assignment shall be to an Eligible Assignee;

          (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this
     Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this
     Agreement; and

          (iv) the parties to such assignment shall execute and deliver to the
     Agent for its acceptance an Assignment and Acceptance in the form of
     Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500 (which amount shall not be payable by any
     Borrower);

          (v) except in the case of an assignment to another Lender or an
     Affiliate of a Lender, any assignment of all or any portion of the Term
     Loan Commitment shall require the consent of the Agent and, unless a
     Default or Event of Default has occurred and is continuing, an Authorized
     Representative, such consent in each case not to be unreasonably withheld;
     and

                                       61

          (vi) neither any Borrower nor the Beneficial Owner shall incur any greater expense or liabilities (including, without limitation, indemnities and increased costs) than it would have incurred had such assignment not taken place.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new
Notes are issued to the assignor and the assignee. The assignee shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

          (b) The Agent shall maintain at its address referred to in Section
     11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the
     Lenders and the Term Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each
     Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and
     Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the parties thereto and (iv) provide each Borrower and the
     Beneficial Owner a copy of the Assignment and Acceptance.

          (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article IV and the right of set-off contained in Section 11.3, (iv) no Borrower shall have any greater obligation to a participant than it would have had to such Lender in the absence of the existence of such participant, (v) the participant otherwise qualifies as an Eligible Assignee, (vi) such Lender shall disclose in advance to the Beneficial Owner the identity of the participant and provide to each Borrower and the Beneficial Owner a duly executed representation or acknowledgment from the participant in the form of clause 3(vii) of Exhibit
     B hereto, (vii) the participant agrees that it will not further assign, transfer or participate any of its rights hereunder and (viii) each
     Borrower shall continue to deal solely and directly with such Lender in connection with such

                                       62

     Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of any Borrower relating to its Loans and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest or fees are payable on such Loans, extending the Stated Termination Date or any date fixed for the payment of interest on such Loans, releasing all or substantially all of the Collateral (except for a release of Collateral in accordance with Section 2.11), releasing any Guarantor (except for a release of a Guarantor in accordance with Section 2.11), or extending or increasing its Term Loan Commitment).

          (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its
     Loans to any Federal Reserve Bank as collateral security pursuant to
     Regulation A and any Operating Circular issued by such Federal Reserve
     Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (f) Any Lender may furnish any information concerning any Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.15.

     11.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid by certified or registered mail, return receipt requested, or, in the case of telecopy notice, when received, addressed as follows in the case of the Beneficial Owner, the Borrowers and the Agent, and as
set forth in an administrative questionnaire delivered to the Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto

          (a)  if to the Beneficial Owner or any Borrower:
               to the Beneficial Owner or such Borrower
               c/o Aircastle Advisor (Ireland) Limited
               Bracetown Business Park
               Clonee, Co. Meath, Ireland

               Attn: Chief Financial Officer
                     General Counsel
               Telephone: 011-353-1-877-2740
               Facsimile: 011-353-1-877-2750

               with a copy to:
               Aircastle Advisor LLC
               300 First Stamford Place-Fifth Floor
               Stamford, CT 06902
               Attn: Lease Management
               Facsimile: 917-591-9106

                                       63

          (b)  if to the Agent:

               Citibank, N.A.
               388 Greenwich Street, 23rd Fl.
               New York, NY 10023

               Attn: Thomas Hollahan
               Telephone: 1-212-816-5143
               Facsimile: 1-212-816-5705

          (c) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

     11.3. Right of Set-off; Adjustments.

          (a) Upon the occurrence and during the continuance of any Event of
     Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Borrower against any and all of the obligations of any
     Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
     Section 11.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

          (b) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 11.3 may, to the fullest extent permitted by law, exercise all of its

                                       64

     rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the
     Borrowers in the amount of such participation.

     11.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and any Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Loan hereunder or any Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this
Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of any Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     11.5. Expenses

          (a) The Beneficial Owner and each Borrower agrees, jointly and severally, to pay on demand (subject, in the case of preparation, execution, delivery and administration costs, to the Fee Letter), all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (excluding the cost of internal counsel) with respect thereto and with respect to advising the
     Agent as to its rights and responsibilities under the Loan Documents. The
     Beneficial Owner and each Borrower further agrees, jointly and severally, to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable external attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

          (b) The obligations of Aircastle Advisor LLC under the expense letter dated September 27, 2005 from Citigroup Global Markets Inc. to Aircastle
     Advisor LLC, insofar as such obligations relate to the financings provided or to be provided under the terms of this Agreement, are hereby terminated.

     11.6. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:

          (i) change the number of Lenders or the percentage of (A) the Term
     Loan Commitments, or (B) the aggregate unpaid principal amount of the Term
     Loans that, in each case, shall be required for the Lenders or any of them to take any action hereunder,

                                       65

          (ii) unless as otherwise contemplated hereunder, release one or more
     Guarantors (or otherwise limit such Guarantors' liability with respect to the Obligations owing to the Agent and the Lenders under the Guaranties) if such release or limitation is in respect of a material portion of the value of the Guaranties to the Lenders,

          (iii) unless as otherwise contemplated hereunder, release any material portion of the Collateral in any transaction or series of related transactions, or

          (iv) amend this Section 11.6,

and (b) no amendment, waiver or consent shall, unless in writing and signed by each Lender specified below for such amendment, waiver or consent:

          (i) increase the Commitments of a Lender without the consent of such
     Lender;

          (ii) reduce the principal of, or stated rate of interest on, the Term
     Loans owed to a Lender or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender without the consent of such Lender; or

          (iii) postpone the Stated Termination Date or any date scheduled for any payment of interest on the Term Loans pursuant to Section 2.2 or any date fixed for any payment of fees hereunder in each case payable to a
     Lender without the consent of such Lender;

provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents.

          No notice to or demand on any Borrower in any case shall entitle such
Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein.
No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     11.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     11.8. Return of Funds. If after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and each Borrower, jointly and severally, shall be liable to, and shall indemnify and hold the
Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full.
The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been

                                       66

taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders'
rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     11.9. Indemnification; Limitation of Liability.

          (a) Each of the Beneficial Owner and each Borrower, jointly and severally, agrees to indemnify and hold harmless the Agent (which term for purposes of this Section 11.9 includes the "Secured Party" under each
     Security Agreement, the "Agent" under the Pledge Agreement, the "Secured
     Party" under the Irish Pledge, and the "Collateral Agent" and the
     "Depositary Bank" under the Lockbox Agreement) and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, costs, and expenses
     (including, without limitation, reasonable external attorneys' fees, but excluding principal and accrued interest on any Loan) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein, any Aircraft or Collateral, any possession, performance, transportation, management, sale, ownership, registration, mortgage, charging, control, maintenance, service, repair, design, testing, defect, overhaul, purchase, bearing, use or operation of any Aircraft or Collateral, or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Beneficial Owner, any Borrower, its directors, shareholders or creditors or an Indemnified
     Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Beneficial Owner and each Borrower agrees that no
     Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any
     Guarantor or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated in any Loan
     Document, except to the extent that such liability directly results from such Indemnified Party's gross negligence or willful misconduct. Each of the Beneficial Owner and each Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan
     Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

          (b) Without prejudice to the survival of any other agreement of the
     Beneficial Owner or any Borrower hereunder, the agreements and obligations of the Beneficial

                                       67

     Owner and each Borrower contained in this Section 11.9 shall survive the payment in full of the Loans and all other amounts payable under this
     Agreement.

          (c) Except as expressly provided herein, each Lender, each Borrower and the Agent agree that this Agreement and each other Loan Document that is entered into by a Qualified Trustee on behalf of the Borrower is entered into not individually but solely as Trustee under a Trust Agreement in the exercise of the power and authority conferred and vested in it as such
     Trustee, that each and all of the representations, undertakings and agreements by a Qualified Trustee, or for the purpose or with the intention of binding a Qualified Trustee, are made and intended for the purpose of binding only the Trust Estates (and, to the extent any Lender, Borrower or
     Agent has an interest therein, any liability insurance proceeds), and that in no case whatsoever shall any Qualified Trustee be personally liable for any loss in respect of such representations, undertakings and agreements, that nothing herein contained shall be construed as creating any liability on any Qualified Trustee individually or personally, to perform any covenant, either express or implied, herein, all such liability, if any, being expressly waived by each Lender, each Borrower and the Agent and by each and every Person now or hereafter claiming by, through or under such
     Persons except with respect to the gross negligence or willful misconduct of such Qualified Trustee or for any Liens on the Collateral arising from, through or under such Qualified Trustee in its individual capacity, and that so far as any Qualified Trustee, individually or personally is concerned, each Lender, each Borrower and the Agent and any Person claiming by, through or under such Persons shall look solely, except as provided above, to the Trust Estates (and, to the extent any Lender, Borrower or
     Agent has an interest therein, any liability insurance proceeds), for the performance of any obligation under this Credit Agreement and the other
     Loan Documents. The term "Trustee" as used in this Section 11.9(c) shall include any Qualified Trustee succeeding a Qualified Trustee, as trustee under a Trust Agreement. Any obligation of any Borrower hereunder or under the other Loan Documents may be performed by the Beneficial Owner, and any such performance shall not be construed as revocation of the trust created by any Trust Agreement.

     11.10. Severability. If any provision of this Agreement or the other Loan
Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     11.11. Entire Agreement. This Agreement, together with the other Loan
Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, and other communications between or among the parties, both oral and written, with respect thereto.

     11.12. Payments. All principal, interest, and other amounts to be paid by any Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of
"Interest Period" herein, whenever any payment under this Agreement or any other
Loan Document shall be stated to be due on a day that is not a Business

                                       68

Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

     11.13. Confidentiality. The Agent and each Lender (each, a "LENDING PARTY")
agrees to keep confidential any information furnished or made available to it by any Credit Party (or the Parent) or any Affiliate thereof pursuant to or in connection with this Agreement or the other Loan Documents; provided that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate or any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

     11.14. Governing Law; Waiver of Jury Trial.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) EACH CREDIT PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND
CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS
AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY
STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK,
UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT,
EACH CREDIT PARTY EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER
HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND
ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH
CREDIT PARTY HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE
JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH CREDIT PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY
PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS
IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL
(POSTAGE PREPAID) TO THE ADDRESS OF SUCH CREDIT PARTY PROVIDED IN SECTION 11.2,
OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN
EFFECT IN THE STATE OF NEW YORK.

                                       69

          (d) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE
THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT
OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY OTHER JURISDICTION. TO
THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH
CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT
AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING,
OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH
OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE
LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR
REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT,
DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN
CONNECTION THEREWITH, EACH CREDIT PARTY, THE AGENT AND THE LENDERS HEREBY AGREE,
TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING
SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY
WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE
TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     11.15. Waiver of Immunity. To the extent that any Credit Party may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or the other Loan Documents, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process relating to this Agreement or the other Loan Documents, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Credit Party hereby irrevocably waives and agrees not to claim such immunity.

     11.16. Judgment Currency.

          (a) To the extent permitted by applicable law, if for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be determined in accordance with Section
     1.3 of this Agreement on the Business Day preceding that on which final judgment is given.

          (b) To the extent permitted by applicable law, the obligation of each
     Borrower in respect of any sum due in United States Dollars from it to any
     Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase United States Dollars with such other currency;
     if

                                       70

     the United States Dollars so purchased are less than such sum due to such
     Lender or the Agent (as the case may be) in United States Dollars, each
     Borrower agrees, to the extent permitted by applicable law, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the United
     States Dollars so purchased exceed such sum due to any Lender or the Agent
     (as the case may be) in United States Dollars, such Lender or the Agent (as the case may be) agrees to remit to each such Borrower such excess.

     11.17. USA PATRIOT Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56
(signed into law October 26, 2001)) (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify each Borrower in accordance with the
Patriot Act.

                                       71

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                        AIRCASTLE IRELAND NO. 2 LIMITED,
                                        as Beneficial Owner

                                        By: /s/ Tony Traynor
                                            ------------------------------------
                                            Name: Tony Traynor
                                                  ------------------------------
                                            Title: Director
                                                   -----------------------------

                Signature Page to the Aircastle Credit Agreement

                                        BORROWERS:

                                        WELLS FARGO BANK NORTHWEST,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee under the Trust
                                        Agreement (MSN 333), dated as of October
                                        19, 2005, to which it is a party

                                        By: /s/ C. Scott Nielson
                                            ------------------------------------
                                            Name: C. Scott Nielson
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------

                                        WELLS FARGO BANK NORTHWEST,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee under the Trust
                                        Agreement (MSN 337), dated as of October
                                        19, 2005, to which it is a party

                                        By: /s/ C. Scott Nielson
                                            ------------------------------------
                                            Name: C. Scott Nielson
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------

                                        WELLS FARGO BANK NORTHWEST,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee under the Trust
                                        Agreement (MSN 342), dated as of October
                                        19, 2005, to which it is a party

                                        By: /s/ C. Scott Nielson
                                            ------------------------------------
                                            Name: C. Scott Nielson
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------

                Signature Page to the Aircastle Credit Agreement

                                        CITIBANK, N.A.,
                                        as Agent and as a Lender

                                        By: /s/ Thomas J. Hollahan
                                            ------------------------------------
                                            Name: Thomas J. Hollahan
                                                  ------------------------------
                                            Title: Vice President
                                                   -----------------------------

                Signature Page to the Aircastle Credit Agreement